Earnings Release and Supplemental Report fourth quarter 2018 The Cove at Oyster Point South San Francisco, CA 1

Earnings Release 3 Overview 9 Consolidated Financial Statements 10 Portfolio Summary 14 Same Property Portfolio 16 Capitalization and Indebtedness 17 Investment Summary 20 Developments and Redevelopments 22 Capital Expenditures 24 Portfolio Diversification 25 Expirations and Maturities 27 Triple-net Master Lease Profile 28 Portfolio Senior Housing Triple-net 29 Senior Housing Operating Portfolio 32 Life Science 37 Medical Office 40 Other 43 Guidance 48 Glossary and Debt Ratios 49 TABLE OF Company Information 55 Contents Forward-Looking Statements & Risk Factors 56 Discussion and Reconciliation of Non-GAAP Financial Measures 2

HCP Reports Fourth Quarter and Year Ended 2018 Results IRVINE, CA, February 13, 2019 -- HCP, Inc. (NYSE: HCP) today announced results for the fourth quarter and full year ended December 31, 2018. FOURTH QUARTER 2018 AND RECENT HIGHLIGHTS   – Diluted net income of $1.73 per share, diluted NAREIT FFO of $0.41 per share and diluted FFO as adjusted of $0.43 per share – Closed on the previously announced sale of Shoreline Technology Center in Mountain View, California for gross proceeds of $1.0 billion – Completed the previously disclosed sale of 19 senior housing communities to an investment fund managed by affiliates of Apollo Global Management for $377 million – Acquired our partner's interests in four life science assets for $92 million – Under contract to acquire Sierra Point Towers, an office and life science campus adjacent to our 591,000 square foot development, The Shore at Sierra Point, in the South San Francisco life science submarket, for $245 million – Acquired 87 CambridgePark Drive, a 64,000 square foot life science facility in Cambridge, Massachusetts for $71 million and development rights on an adjacent site, 101 CambridgePark Drive, for total consideration of up to $27 million – Accelerated commencement of Phases II and III of The Shore at Sierra Point development in response to tenant demand and our leasing success of Phase I, which is 100% pre-leased – Repaid $1.2 billion of debt using proceeds from dispositions and capital markets transactions – Raised gross proceeds of $156 million through our ATM offering program and completed a public offering of 17 million shares of common stock – Received credit ratings upgrades from S&P and Moody's – Expanded leadership responsibilities of Peter Scott and Tom Klaritch, promoted Shawn Johnston and Glenn Preston to Executive Vice President and welcomed Jeff Miller to lead senior housing asset management FULL YEAR 2018 HIGHLIGHTS – Diluted net income of $2.24 per share, diluted NAREIT FFO of $1.66 per share and diluted FFO as adjusted of $1.82 per share – Reduced operator concentration and improved the quality of our senior housing portfolio through the completion of $1.1 billion of non-core asset sales and transitions to new operators at 38 communities – Entered into a $605 million 51%/49% joint venture in a two million square foot medical office portfolio with Morgan Stanley Real Estate Investing – Sold our Tandem Mezzanine Loan investment, which eliminated our exposure to both stand-alone post-acute/skilled-nursing assets and highly-leveraged mezzanine investments  – Closed on the sale of a 51% interest in our U.K. holdings and expect to sell the remaining 49% interest by no later than 2020 – Created a program with HCA Healthcare, Inc. ("HCA") to develop primarily on-campus MOBs – Strengthened our balance sheet with $2.3 billion of debt repayments – Signed approximately 865,000 square feet of leases for our life science development projects – Appointed Kent Griffin, Lydia Kennard and Katherine Sandstrom as independent directors to the Company's Board of Directors – Recognized for our continued sustainability leadership and performance by several prominent Environmental, Social and Governance ("ESG") benchmarking institutions 3

FOURTH QUARTER COMPARISON Three Months Ended Three Months Ended December 31, 2018 December 31, 2017 (in thousands, except per share amounts) Amount Per Share Amount Per Share Net income (loss), diluted $ 831,965 $ 1.73 $ (59,298) $ (0.13) NAREIT FFO, diluted 195,187 0.41 52,884 0.11 FFO as adjusted, diluted 202,115 0.43 225,510 0.48 FAD, diluted 168,001 182,603 FULL YEAR COMPARISON Year Ended Year Ended December 31, 2018 December 31, 2017 (in thousands, except per share amounts) Amount Per Share Amount Per Share Net income (loss), diluted $ 1,065,343 $ 2.24 $ 413,013 $ 0.88 NAREIT FFO, diluted 780,189 1.66 661,113 1.41 FFO as adjusted, diluted 857,035 1.82 925,059 1.95 FAD, diluted 746,397 803,720 NAREIT FFO, FFO as adjusted, FAD, and SPP Cash NOI are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance of real estate investment trusts (refer to the "Funds From Operations" and "Funds Available for Distribution" sections of this release for additional information). See “December 31, 2018 Discussion and Reconciliation of Non- GAAP Financial Measures” for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP on the Investor Relations section of our website at http://ir.hcpi.com/financial-reconciliation. 4

SAME PROPERTY PORTFOLIO OPERATING SUMMARY

The tables below outline the year-over-year three-month and full year SPP Cash NOI growth and the components of our senior housing operating portfolio ("SHOP") SPP Cash NOI growth:

Year-Over-Year Total SPP Cash NOI Growth

	Three Month	Full Year	% of Full Year SPP
Senior housing triple-net	2.5%	2.0%	28.1%
SHOP	(11.6%)	(3.8%)	9.3%
Life science	3.9%	1.5%	23.3%
Medical office	1.9%	2.1%	30.3%
Other non-reportable segments ("Other")	4.3%	3.2%	9.0%
Total Portfolio	**1.5%**	**1.4%**	**100.0%**

Components of Three-Month SHOP SPP Cash NOI Growth

	Core Portfolio(1)	Transition Portfolio(2)	Total
Property count	32	16	48
Cash NOI	$14,533	$4,286	$18,818
SPP Cash NOI Growth	(2.3%)	(33.2%)	(11.6%)
SPP Cash NOI Margin	31.3%	21.4%	28.3%

Components of Twelve-Month SHOP SPP Cash NOI Growth

	Core Portfolio(3)	Transition Portfolio(2)	Total
Property count	31	15	46
Cash NOI	$61,274	$21,277	$82,550
SPP Cash NOI Growth	1.7%	(16.8%)	(3.8%)
SPP Cash NOI Margin	33.6%	26.5%	31.5%

Twelve-Month Combined Senior Housing SPP Cash NOI Growth

	NNN	SHOP	Total(4)
Property count	146	46	192
Cash NOI	$249,633	$82,550	$332,184
SPP Cash NOI Growth	2.0%	(3.8%)	0.5%

(1) Includes 16 properties managed by Brookdale Senior Living ("Brookdale") and 16 properties managed by four operators that are not expected to undergo a transition/sale during 2019.
(2) Represents properties previously managed by Brookdale that have transitioned to new operators or are expected to sell in 2019.
(3) Includes 16 properties managed by Brookdale and 15 properties managed by four operators that are not expected to undergo a transition/sale during 2019.
(4) 2019 Guidance range presented on pages 7 and 48 reflects Senior Housing combined, 2018 is being presented combined for comparative purposes.

TRANSACTION UPDATES

87 & 101 CAMBRIDGEPARK DRIVE

In January 2019, we acquired 87 CambridgePark Drive, a 100% leased, 64,000 square foot life science facility for $71 million. Additionally, in February 2019, we acquired development rights at 101 CambridgePark Drive, a parcel adjacent to 87 CambridgePark Drive, for consideration of up to $27 million. 87 & 101 CambridgePark Drive are both located in Cambridge, Massachusetts, near the Alewife transit station on the MBTA Red Line, which offers direct connectivity to Kendall Square. These investments add meaningful scale to our life science presence in Boston and expand our relationship with leading local owner and operator, King Street Properties.

SIERRA POINT TOWERS

In November 2018, we entered into contract to acquire Sierra Point Towers, a 427,000 square foot, two-building life science and office campus in the South San Francisco life science submarket for $245 million. Sierra Point Towers is approximately 100% leased with a weighted average lease term of more than five years. Sierra Point Towers is strategically located adjacent to our The Shore at Sierra Point development project and provides HCP the opportunity to integrate the two campuses, creating a denser life science cluster with operational and leasing synergies. We also intend to explore the potential for additional entitlements and densification at Sierra Point Towers. The transaction is expected to close in the first half of 2019.

LIFE SCIENCE JOINT VENTURE PARTNER BUYOUT

In November 2018, we acquired our partner's joint venture interests in four life science assets for $92 million. The transaction included two buildings totaling approximately 131,000 square feet located in the heart of Torrey Pines submarket of San Diego and two buildings totaling approximately 162,000 square feet located in the South San Francisco life science submarket.

SHORELINE TECHNOLOGY CENTER DISPOSITION

In November 2018, we closed on the sale of the approximately 800,000 square foot Shoreline Technology Center campus located in Mountain View, California for $1.0 billion. We recognized a gain on sale of $726 million in the fourth quarter 2018.

19-COMMUNITY PORTFOLIO SALE

During the fourth quarter of 2018, we closed on the previously announced 19-asset portfolio sale of Brookdale-managed senior housing communities to an investment fund managed by affiliates of Apollo Global Management for $377 million.

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OPERATOR TRANSITION UPDATE During 2018, we transitioned 38 HCP-owned senior housing communities from Brookdale to new operators, including Atria Senior Living, Sunrise Senior Living, Elmcroft by Eclipse Senior Living, Discovery Senior Living and Sonata Senior Living. DEVELOPMENT UPDATES ADDITIONAL PHASES OF THE SHORE AT SIERRA POINT The Shore at Sierra Point is a 23-acre waterfront life science development located in the South San Francisco life science submarket that will offer state-of-the-art laboratory and office space along with high-end amenities. We have pre-leased 100% of Phase I, which consists of two buildings totaling approximately 222,000 square feet with an approximate total cost of $224 million. In response to our Phase I leasing success and continued demand for life science space in the South San Francisco life science submarket, we accelerated commencement of Phases II and III of the development. Phases II and III combined will consist of three Class A life science office buildings totaling approximately 369,000 square feet with total estimated development costs of $385 million. ON-CAMPUS MEDICAL OFFICE DEVELOPMENT PROGRAM WITH HCA During the quarter, we began construction on a 90,000 square foot medical office building on the campus of Grand Strand Medical Center ("Grand Strand") in Myrtle Beach, South Carolina with an estimated cost of $26 million. Grand Strand is operated by HCA and is the leading hospital in the market. Grand Strand will anchor the development and occupy 42,000 square feet upon completion. BALANCE SHEET AND CAPITAL MARKET ACTIVITIES In the fourth quarter of 2018, we used proceeds from dispositions to repay approximately $1.2 billion of debt consisting of $450 million of our 3.75% senior unsecured notes due in February 2019, $224 million of our unsecured term loan due in January 2019 and $557 million of outstanding borrowings under our $2.0 billion unsecured revolving line of credit. At December 31, 2018, we had $1.9 billion of availability under our $2.0 billion credit facility. In the fourth quarter of 2018, we raised gross proceeds of approximately $156 million under our ATM common stock offering program. Additionally, we completed a public offering of 17,250,000 shares of common stock (including the exercise of the underwriter's option to purchase additional shares) priced at $28.90 per share before underwriting discounts and commissions. As part of the offering, 15,250,000 shares were structured as a forward sale for up to 12 months. We expect to settle the forward and use the proceeds during 2019 to fund our acquisition and development activities. EXECUTIVE LEADERSHIP To further advance our competitive performance and execute on the internal and external growth opportunities within our portfolio, HCP today announced expanded leadership responsibilities for Peter Scott and Tom Klaritch, promotions to Executive Vice President for Shawn Johnston and Glenn Preston and the addition of Jeff Miller to lead senior housing asset management. • Peter Scott has assumed leadership of our Life Science segment where he will lead a seasoned team with expertise and relationships in the major life science markets. Mr. Scott will also continue to serve as Chief Financial Officer. • Tom Klaritch has assumed responsibility for the management of HCP’s development and redevelopment projects in the newly-created role of Chief Development Officer. Mr. Klaritch will continue to serve as Chief Operating Officer and provide oversight of our Medical Office segment. "Pete and Tom are proven leaders and I’m excited to broaden the scope of their responsibilities,” said Tom Herzog, HCP’s Chief Executive Officer. “These changes support HCP's continued execution of its strategic initiatives.” HCP also announced today it has promoted Shawn Johnston and Glenn Preston to Executive Vice President. Mr. Johnston joined HCP in 2017 as Chief Accounting Officer and is responsible for our accounting, financial reporting, property tax and financial systems. Mr. Preston joined HCP in 2003 and leads day-to-day operations for all aspects of our Medical Office segment. Additionally, HCP announced the addition of Jeff Miller as Senior Vice President, who will be responsible for the day-to-day execution of the company's Senior Housing finance and asset management functions. Mr. Miller will report directly to Scott Brinker, Chief Investment Officer and leader of our Senior Housing segment. Prior to joining HCP, Mr. Miller served as Chief Operating Officer at Welltower, Inc. from July 2014 to January 2017, and General Counsel from July 2004 to July 2014. "Jeff joins us with over 30 years of experience in health care real estate,” said Mr. Herzog. “His addition to our team is yet another tangible step we’ve taken to remake our senior housing business to capture the embedded upside in our portfolio.” 6

DIVIDEND On January 31, 2019, we announced that our Board declared a quarterly cash dividend of $0.37 per common share. The dividend will be paid on February 28, 2019 to stockholders of record as of the close of business on February 19, 2019. SUSTAINABILITY HCP’s leadership and performance in environmental, social and governance ("ESG") sustainability initiatives were recognized by the CDP (formerly the Carbon Disclosure Project) 2018 Climate Change Program.  We completed CDP's annual investor survey for the seventh consecutive year, received a 2018 score of A- for our disclosure and were named to the Leadership Band. Additionally, HCP was named a constituent in the FTSE4Good Index for the seventh consecutive year and achieved the Green Star designation from the Global Real Estate Sustainability Benchmark ("GRESB") for the seventh consecutive year. HCP was also named a constituent in the North America Dow Jones Sustainability Index ("DJSI") for the sixth consecutive year and was included in The Sustainability Yearbook 2018, a listing of the world's most sustainable companies. The list is compiled according to the results of RobecoSAM's annual Corporate Sustainability Assessment, which also determines constituency for the DJSI series. For additional information regarding our ESG sustainability initiatives and our approach to climate change, please visit our website at www.hcpi.com/ sustainability. 2019 GUIDANCE For full year 2019, we have established the following guidance ranges: • Diluted net income per share to range between $0.45 to $0.51 • Diluted NAREIT FFO per share of $1.67 to $1.73 • Diluted FFO as adjusted per share of $1.70 to $1.76 • Blended Total Portfolio SPP Cash NOI growth of 1.25% to 2.75% Key Assumptions • Components to initial blended Total Portfolio SPP Cash NOI guidance: ◦ Senior Housing: (1.50%) to 1.50% ◦ Medical Office: 1.75% to 2.75% ◦ Life Science: 4.00% to 5.00% ◦ Other: 2.00% to 3.00% • Senior Housing SPP Cash NOI: Includes triple-net and SHOP. At the mid-point, assumes triple-net portfolio growth of 2% and SHOP growth of (5%). SHOP includes both Core and Transition portfolios. • Capital Markets: ◦ Debt: mid-year refinancing of $800 million of our 2.625% senior notes due February 2020 ◦ Equity: approximately $430 million from the anticipated settlement of the equity forward from our December 2018 follow-on offering • Development and Redevelopment: $600 to $700 million of spend; an amount elevated relative to 2018 in order to capture significant value creation opportunities • Acquisitions: $900 million at a blended cash yield of 5.0% to 5.5%, mid-year convention • Dispositions: $500 million at a blended cash yield of 6.5% to 7.5%, mid-year convention These estimates do not reflect the potential impact from unannounced future transactions other than capital recycling activities. For additional detail and information regarding these estimates, refer to the 2019 Guidance section of our corresponding Supplemental Report and the Discussion and Reconciliation of Non-GAAP Financial Measures, both available in the Investor Relations section of our website at http://ir.hcpi.com. 7

COMPANY INFORMATION HCP has scheduled a conference call and webcast for Thursday, February 14, 2019, at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) to present its performance and operating results for the fourth quarter and full year 2018. The conference call is accessible by dialing (888) 317-6003 (U.S.) or (412) 317-6061 (International). The conference ID number is 3594115. You may also access the conference call via webcast in the Investor Relations section of our website at http://ir.hcpi.com. An archive of the webcast will be available through March 1, 2019 on our website, and a telephonic replay can be accessed by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International) and entering conference ID number 10128000. Our Supplemental Report for the current period is also available, with this earnings release, in the Investor Relations section of our website. ABOUT HCP HCP, Inc. is a fully integrated real estate investment trust (REIT) that invests in real estate serving the healthcare industry in the United States.  HCP owns a large-scale portfolio primarily diversified across life science, medical office and senior housing.  Recognized as a global leader in sustainability, HCP has been a publicly-traded company since 1985 and was the first healthcare REIT selected to the S&P 500 index.  For more information regarding HCP, visit www.hcpi.com. FORWARD-LOOKING STATEMENTS Statements in this release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” "target," “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, joint venture transactions, capital recycling plans, financing activities, or other transactions discussed in this release, including without limitation those described under the headings "Transaction Updates", "Development Updates" and "Balance Sheet and Capital Markets Activities"; (ii) statements regarding the payment of a quarterly cash dividend; and (iii) all statements under the heading “2019 Guidance,” including without limitation with respect to expected net income, FFO per share, FFO as adjusted per share, SPP Cash NOI and other financial projections and assumptions, as well as comparable statements included in other sections of this release. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: our reliance on a concentration of a small number of tenants and operators for a significant percentage of our revenues; the financial condition of our existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding our ability to continue to realize the full benefit of such tenants' and operators' leases and borrowers' loans; the ability of our existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations; competition for the acquisition and financing of suitable healthcare properties as well as competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; our concentration in the healthcare property sector, particularly in senior housing, life sciences and medical office buildings, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; our ability to identify replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith; the risks associated with property development and redevelopment, including costs above original estimates, project delays and lower occupancy rates and rents than expected; the risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners' financial condition and continued cooperation; our ability to achieve the benefits of acquisitions and other investments, including those discussed above, within expected time frames or at all, or within expected cost projections; the potential impact on us and our tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; operational risks associated with third party management contracts, including the additional regulation and liabilities of our RIDEA lease structures; the effect on us and our tenants and operators of legislation, executive orders and other legal requirements, including compliance with the Americans with Disabilities Act, fire, safety and health regulations, environmental laws, the Affordable Care Act, licensure, certification and inspection requirements, and laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements or fines for noncompliance; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations, of our tenants and operators; our ability to foreclose on collateral securing our real estate-related loans; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in our credit ratings, and the value of our common stock, and other conditions that may adversely impact our ability to fund our obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic or other conditions, including currency exchange rates; our ability to manage our indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; the potential impact of uninsured or underinsured losses; our reliance on information technology systems and the potential impact of system failures, disruptions or breaches; the ability to maintain our qualification as a real estate investment trust; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.       CONTACT Andrew Johns Vice President – Finance and Investor Relations 949-407-0400 8

The Numbers

Overview(1)

As of and for the quarter and year ended December 31, 2018, dollars, square feet and shares in thousands, except per share data

	4Q18	YTD 2018
Financial Metrics		
Diluted earnings per common share	$1.73	$2.24
Diluted NAREIT FFO per common share	$0.41	$1.66
Diluted FFO as adjusted per common share	$0.43	$1.82
Dividends per common share	$0.37	$1.48
Real Estate Revenues	$440,562	$1,836,283
NOI	$263,148	$1,131,245
Cash NOI	$265,295	$1,119,341
Portfolio Income[2]	$288,119	$1,216,121

Same Property Portfolio Cash NOI Growth	% of Total YTD SPP	4Q18	YTD 2018
Senior housing triple-net	28.1%	2.5%	2.0%
SHOP	9.3%	(11.6%)	(3.8%) [3]
Life science	23.3%	3.9%	1.5%
Medical office	30.3%	1.9%	2.1%
Other	9.0%	4.3%	3.2%
Total	**100.0%**	**1.5%**	**1.4%**

	4Q18
Capitalization	
Common stock outstanding and DownREIT units	484,110
Total Market Equity	$13,521,192
Enterprise Debt	$6,068,677

	4Q18	YTD 2018
Debt Ratios		
Financial Leverage	36.3%	36.3%
Secured Debt Ratio	2.8%	2.8%
Net Debt to Adjusted EBITDA	5.6x	5.2x
Adjusted Fixed Charge Coverage	4.0x	3.8x

	Property Count	Capacity		Occupancy
Portfolio Statistics				
Senior housing triple-net	146	15,001	Units	85.6%
SHOP	93	11,708	Units	83.0%
Life science	124	6,715	Sq. Ft.	96.6%
Medical office	267	19,248	Sq. Ft.	92.1%
Other[4]	114	N/A		N/A
Total	**744**	N/A		N/A

(1) Reconciliations, definitions and important discussions regarding the usefulness and limitations of the non-GAAP financial measures used in this report can be found at http://ir.hcpi.com/financial-reconciliation. Totals throughout this Earnings Release and Supplemental Report may not add due to rounding.

(2) Includes our share of unconsolidated joint ventures ("JVs") and activity from assets sold and held for sale during the periods presented.

(3) Includes 1.7% related to our Core portfolio and (16.8%) related to our Transition portfolio.

(4) Our Other non-reportable segment includes 99 properties in unconsolidated JVs. See the Other Unconsolidated JV page in this report for further details.

9

HCP, Inc. Consolidated Balance Sheets In thousands, except share and per share data   December 31, 2018 December 31, 2017 Assets Real estate: Buildings and improvements $ 10,877,248 $ 11,239,732 Development costs and construction in progress 537,643 447,976 Land 1,637,506 1,785,865 Accumulated depreciation and amortization (2,842,947) (2,741,695) Net real estate 10,209,450 10,731,878 Net investment in direct financing leases 713,818 714,352 Loans receivable, net 62,998 313,326 Investments in and advances to unconsolidated joint ventures 540,088 800,840 Accounts receivable, net of allowance of $5,127 and $4,425, respectively 48,171 40,733 Cash and cash equivalents 110,790 55,306 Restricted cash 29,056 26,897 Intangible assets, net 305,079 410,082 Assets held for sale, net 108,086 417,014 Other assets, net 591,017 578,033 Total assets $ 12,718,553 $ 14,088,461 Liabilities and Equity Bank line of credit $ 80,103 $ 1,017,076 Term loan — 228,288 Senior unsecured notes 5,258,550 6,396,451 Mortgage debt 138,470 144,486 Other debt 90,785 94,165 Intangible liabilities, net 54,663 52,579 Liabilities of assets held for sale, net 1,125 14,031 Accounts payable and accrued liabilities 391,583 401,738 Deferred revenue 190,683 144,709 Total liabilities 6,205,962 8,493,523 Commitments and contingencies Common stock, $1.00 par value: 750,000,000 shares authorized; 477,496,499 and 469,435,678 shares issued and outstanding, respectively 477,496 469,436 Additional paid-in capital 8,398,847 8,226,113 Cumulative dividends in excess of earnings (2,927,196) (3,370,520) Accumulated other comprehensive income (loss) (4,708) (24,024) Total stockholders' equity 5,944,439 5,301,005 Joint venture partners 391,401 117,045 Non-managing member unitholders 176,751 176,888 Total noncontrolling interests 568,152 293,933 Total equity 6,512,591 5,594,938 Total liabilities and equity $ 12,718,553 $ 14,088,461 10

HCP, Inc. Consolidated Statements of Operations In thousands, except per share data   Three Months Ended December 31, Year Ended December 31, 2018 2017 2018 2017 (unaudited) Revenues: Rental and related revenues $ 298,790 $ 291,708 $ 1,237,236 $ 1,213,649 Resident fees and services 127,826 132,587 544,773 524,275 Income from direct financing leases 13,945 13,701 54,274 54,217 Interest income 1,358 5,263 10,406 56,237 Total revenues 441,919 443,259 1,846,689 1,848,378 Costs and expenses:     Interest expense 54,717 71,882 266,343 307,716 Depreciation and amortization 130,759 136,833 549,499 534,726 Operating 177,413 198,669 705,038 666,251 General and administrative 21,510 21,485 96,702 88,772 Transaction costs 1,684 5,459 10,772 7,963 Impairments (recoveries), net 36,080 84,374 55,260 166,384 Total costs and expenses 422,163 518,702 1,683,614 1,771,812 Other income (expense):     Gain (loss) on sales of real estate, net 763,774 33,789 925,985 356,641 Loss on debt extinguishments (263) — (44,162) (54,227) Other income (expense), net 50,333 (9,303) 13,316 31,420 Total other income (expense), net 813,844 24,486 895,139 333,834 Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures 833,600 (50,957) 1,058,214 410,400 Income tax benefit (expense) 2,935 (13,297) 17,854 1,333 Equity income (loss) from unconsolidated joint ventures (2,152) 6,330 (2,594) 10,901 Net income (loss) 834,383 (57,924) 1,073,474 422,634 Noncontrolling interests' share in earnings (2,835) (778) (12,381) (8,465) Net income (loss) attributable to HCP, Inc. 831,548 (58,702) 1,061,093 414,169 Participating securities' share in earnings (2,223) (596) (2,669) (1,156) Net income (loss) applicable to common shares $ 829,325 $ (59,298) $ 1,058,424 $ 413,013 Earnings per common share:     Basic $ 1.75 $ (0.13) $ 2.25 $ 0.88 Diluted $ 1.73 $ (0.13) $ 2.24 $ 0.88 Weighted average shares outstanding: Basic 472,998 469,229 470,551 468,759 Diluted 479,906 469,229 475,387 468,935 11

HCP, Inc.

Funds From Operations

In thousands, except per share data
(unaudited)

	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017	Year Ended December 31, 2018	Year Ended December 31, 2017
Net income (loss) applicable to common shares	**$ 829,325**	**$ (59,298)**	**$ 1,058,424**	**$ 413,013**
Real estate related depreciation and amortization	130,759	136,833	549,499	534,726
Real estate related depreciation and amortization on unconsolidated joint ventures	15,237	12,347	63,967	60,058
Real estate related depreciation and amortization on noncontrolling interests and other	(3,828)	(3,425)	(11,795)	(15,069)
Other real estate-related depreciation and amortization	2,071	1,646	6,977	9,364
Loss (gain) on sales of real estate, net	(763,774)	(33,789)	(925,985)	(356,641)
Loss (gain) on sales of real estate, net on unconsolidated joint ventures	—	(1,430)	—	(1,430)
Loss (gain) upon consolidation of real estate, net[1]	(50,171)	—	(9,154)	—
Taxes associated with real estate dispositions	2,765	—	3,913	(5,498)
Impairments (recoveries) of depreciable real estate, net	32,803	—	44,343	22,590
NAREIT FFO applicable to common shares, basic and diluted	**$ 195,187**	**$ 52,884**	**$ 780,189**	**$ 661,113**
Diluted NAREIT FFO per common share	**$ 0.41**	**$ 0.11**	**$ 1.66**	**$ 1.41**
Weighted average shares outstanding - diluted NAREIT FFO	473,289	469,388	470,719	468,935
Impact of adjustments to NAREIT FFO:				
Transaction-related items[2]	$ 2,416	$ 60,100	$ 11,029	$ 62,576
Other impairments (recoveries) and losses (gains), net[3]	3,277	84,374	7,619	92,900
Severance and related charges[4]	595	1,111	13,906	5,000
Loss on debt extinguishments[5]	263	—	44,162	54,227
Litigation costs (recoveries)	323	8,130	363	15,637
Casualty-related charges (recoveries), net	—	2,039	—	10,964
Foreign currency remeasurement losses (gains)	72	(58)	(35)	(1,043)
Tax rate legislation impact	—	17,028	—	17,028
Total adjustments	6,946	172,724	77,044	257,289
FFO as adjusted applicable to common shares	202,133	225,608	857,233	918,402
Distributions on dilutive convertible units and other	(18)	(98)	(198)	6,657
Diluted FFO as adjusted applicable to common shares	**$ 202,115**	**$ 225,510**	**$ 857,035**	**$ 925,059**
Diluted FFO as adjusted per common share	**$ 0.43**	**$ 0.48**	**$ 1.82**	**$ 1.95**
Weighted average shares outstanding - diluted FFO as adjusted	473,289	469,388	470,719	473,620

(1) For the three months ended December 31, 2018, represents the gain related to the acquisition of our partner's interests in four previously unconsolidated life science assets. For the year ended December 31, 2018, represents the gain related to the acquisition of our partner's interests in four previously unconsolidated life science assets, partially offset by the loss on consolidation of seven U.K. care homes.

(2) For the three months and year ended December 31, 2017, includes $55 million of net non-cash charges related to the right to terminate certain triple-net leases and management agreements in conjunction with a previous transaction with Brookdale in November 2017.

(3) For the year ended December 31, 2018, primarily relates to the impairment of an undeveloped life science land parcel classified as held for sale. For the year ended December 31, 2017, represents the impairment of our Tandem Health Care mezzanine loan, net of the impairment recovery upon the sale of our Four Seasons senior notes.

(4) For the year ended December 31, 2018, primarily relates to the departure of our former Executive Chairman, which consisted of $6 million of cash severance and $3 million of equity award vestings, and corporate restructuring activities. For the year ended December 31, 2017, primarily relates to the departure of our former Chief Accounting Officer.

(5) Represents the premium associated with the prepayment of senior unsecured notes.

12

HCP, Inc.

Funds Available for Distribution
In thousands
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,	
	2018	2017	2018	2017
FFO as adjusted applicable to common shares	$ 202,133	$ 225,608	$ 857,233	$ 918,402
Amortization of deferred compensation[(1)]	3,465	3,180	14,714	13,510
Amortization of deferred financing costs	2,851	3,428	12,612	14,569
Straight-line rents	(2,251)	(5,881)	(23,138)	(23,933)
FAD capital expenditures	(35,956)	(39,646)	(106,193)	(113,471)
Lease restructure payments	294	305	1,195	1,470
CCRC entrance fees[(2)]	4,677	6,949	17,880	21,385
Deferred income taxes[(3)]	(5,993)	(4,967)	(18,744)	(15,490)
Other FAD adjustments[(4)]	(1,219)	(6,373)	(9,162)	(12,722)
FAD applicable to common shares, basic and diluted	**$ 168,001**	**$ 182,603**	**$ 746,397**	**$ 803,720**
Weighted average shares outstanding - diluted FAD	473,289	469,388	470,719	468,935

(1) Excludes amounts related to the acceleration of deferred compensation for restricted stock units that vested upon the departure of certain former employees, which have already been excluded from FFO as adjusted in severance and related charges.
(2) Represents our 49% share of non-refundable entrance fees, as the fees are collected by our CCRC JV, net of reserves and CCRC JV entrance fee amortization.
(3) For the three months ended December 31, 2017, excludes deferred tax expense, which is included in tax rate legislation impact. For the year ended December 31, 2017, excludes: (i) deferred tax expense, which is included in tax rate legislation impact and (ii) deferred tax benefit from casualty-related charges, which is included in casualty-related charges (recoveries), net.
(4) Primarily includes our share of FAD capital expenditures from unconsolidated joint ventures, partially offset by noncontrolling interests' share of FAD capital expenditures from consolidated joint ventures.

13

Portfolio Summary

As of and for the quarter ended December 31, 2018, dollars in thousands

	Property Count	Average Age	Portfolio Investment	Portfolio Income	Private Pay %[1]
Wholly Owned Property Portfolio					
Senior housing triple-net	146	21	$ 2,997,663	$ 65,111	92.7
SHOP	83	22	2,228,265	26,522	98.5
Life science	105	21	3,753,815	70,671	100.0
Medical office	263	22	4,636,805	82,960	100.0
Other	15	29	550,211	20,031	87.6
	612	**22**	**$ 14,166,759**	**$ 265,295**	**97.1**
Developments					
Life science	13	N/A	$ 488,547	$ —	—
Medical office	1	N/A	2,882	—	—
	14	**N/A**	**$ 491,430**	**$ —**	**—**
Redevelopments[3]					
SHOP	10	N/A	$ 86,976	$ —	—
Life science	6	N/A	233,336	—	—
Medical office	3	N/A	11,031	—	—
	19	**N/A**	**$ 331,342** [3]	**$ —**	**—**
Debt Investments					
Other	—	N/A	$ 82,200	$ 1,358	—
Total					
Senior housing triple-net	146	21	$ 2,997,663	$ 65,111	92.7
SHOP	93	22	2,315,240	26,522	98.5
Life science	124	21	4,475,699	70,671	100.0
Medical office	267	22	4,650,718	82,960	100.0
Other	15	29	632,411	21,389	87.6
	645	**22**	**$ 15,071,731**	**$ 266,653**	**97.1**
HCP's Share of Unconsolidated JVs[4]					
Other[5]	99	25	$ 1,157,191	$ 21,466	73.1
Total Portfolio	**744**	**22**	**$ 16,228,922**	**$ 288,119**	**95.3**

PORTFOLIO INCOME


Unconsolidated JVs(2) 7%
SHOP 9%
Hospitals 7%
Senior housing triple-net 23%
$288.1M
Medical office 29%
Life science 25%

(1) Self-pay and private insurance (including managed care) revenues as a percentage of total property revenues for the most recent trailing 12 months available, weighted based on current quarter Portfolio Income including assets sold in the quarter. Revenues for medical office buildings are considered 100% private pay.
(2) Includes 4.9% related to 15 assets in our unconsolidated CCRC JV and 1.6% related to 68 assets contributed to our U.K. JV.
(3) Includes Construction in Process ("CIP") and buildings or portions of buildings placed in Redevelopment. Portfolio Income for Redevelopments is reflected in the Wholly Owned Property Portfolio section above.
(4) HCP's pro rata share information is prepared on a basis consistent with the comparable consolidated amounts by applying our actual ownership percentage for the period, and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio.
(5) Our 99 properties in unconsolidated JVs are reported in the Other non-reportable segment. See the Other Unconsolidated JV page in this report for further details.

14

NOI and Cash NOI Summary For the quarter ended December 31, 2018, dollars in thousands NOI SUMMARY Real Estate Operating Revenues Expenses NOI(1) Wholly-Owned Senior housing triple-net $ 63,602 $ (941) $ 62,661 SHOP 127,909 (104,617) 23,292 Life science 96,371 (23,534) 72,837 Medical office 130,221 (46,745) 83,476 Other 22,458 (1,576) 20,882 $ 440,562 $ (177,413) $ 263,148 CASH NOI SUMMARY Cash Cash Real Estate Operating (1) Revenues Expenses Cash NOI Wholly-Owned Senior housing triple-net $ 66,038 $ (927) $ 65,111 SHOP 127,950 (101,428) 26,522 Life science 94,193 (23,521) 70,671 Medical office 128,760 (45,800) 82,960 Other 21,607 (1,576) 20,031 $ 438,548 $ (173,253) $ 265,295 (1) NOI and Cash NOI include $5.9 million attributable to noncontrolling interest, excluding DownREITS. 15

Same Property Portfolio

As of December 31, 2018, dollars in thousands

SAME PROPERTY PORTFOLIO RECONCILIATION

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Total Property Count	**146**	**93**	**124**	**267**	**114**	**744**
Unconsolidated JVs	—	—	—	—	(99)	(99)
Acquisitions	—	(1)	(4)	(27)	—	(32)
Assets in Development	—	—	(13)	(1)	—	(14)
Assets in Redevelopment	—	(10)	(6)	(3)	—	(19)
Assets held for sale	—	(9)	—	—	—	(9)
Senior housing triple-net to SHOP conversions	—	(23)	—	—	—	(23)
Completed Developments and Redevelopments - not stabilized	—	(2)	(4)	(12)	—	(18)
Three-Month SPP Property Count	**146**	**48**	**97**	**224**	**15**	**530**
Senior housing triple-net to SHOP conversions	—	(1)	—	—	—	(1)
Acquisitions	—	—	(2)	(3)	—	(5)
Assets impacted by casualty event	—	(1)	—	—	—	(1)
Completed Developments	—	—	(1)	—	—	(1)
Twelve-Month SPP Property Count	**146**	**46**	**94**	**221**	**15**	**522**

(1) Not meaningful as 4Q17 includes non-cash adjustments related to the Brookdale Transaction for operating expense related to management contract terminations for SHOP. Refer to the 4Q17 Earnings Release and Supplemental Report for additional information.

(2) Includes properties previously managed by Brookdale that have transitioned to new operators or are expected to sell in 2019 in accordance with the Brookdale Transaction. Refer to the 4Q17 Earnings Release and Supplemental Report for additional information.

THREE-MONTH SPP

				Year-Over-Year				Sequential			
				Occupancy		Growth		Occupancy		Growth	
	Property Count	Investment	% of Property Portfolio based on Investment	4Q18	4Q17	SPP NOI	SPP Cash NOI	4Q18	3Q18	SPP NOI	SPP Cash NOI
Senior housing triple-net	146	$ 2,997,663	100	85.6%	86.7%	(0.1%)	2.5%	85.6%	85.3%	2.8%	5.0%
SHOP	48	1,339,126	60	87.1%	89.4%	(1)	(11.6%)	87.1%	87.2%	(14.0%)	(9.6%)
Life science	97	3,021,267	80	96.2%	94.9%	1.5%	3.9%	96.2%	95.8%	0.5%	0.5%
Medical office	224	3,562,223	77	92.1%	92.3%	1.4%	1.9%	92.1%	92.3%	0.9%	0.9%
Other	15	550,211	100	N/A	N/A	5.4%	4.3%	N/A	N/A	(1.4%)	(1.5%)
Total	**530**	**$ 11,470,489**	**81**			(1)	**1.5%**			**(0.3%)**	**0.8%**

TWELVE-MONTH SPP

				Year-Over-Year			
				Occupancy		Growth	
				Twelve Months Ended			
	Property Count	Investment	% of Property Portfolio based on Investment	December 2018	December 2017	SPP NOI	SPP Cash NOI
Senior housing triple-net	146	$ 2,997,663	100	85.6%	86.6%	2.7%	2.0%
SHOP	46	1,306,936	59	87.6%	88.6%	(1)	(3.8%) (2)
Life science	94	2,829,141	75	95.9%	94.9%	2.0%	1.5%
Medical office	221	3,513,308	76	92.0%	92.2%	1.8%	2.1%
Other	15	550,211	100	N/A	N/A	5.0%	3.2%
Total	**522**	**$11,197,259**	**79**			(1)	**1.4%**

16

Capitalization Dollars and shares in thousands, except price per share data TOTAL CAPITALIZATION December 31, 2018 Shares Value Total Value Common stock (NYSE: HCP) 477,496 $ 27.93 $ 13,336,463 Convertible partnership (DownREIT) units 6,614 27.93 184,729 Total Market Equity 484,110 $ 13,521,192 Consolidated debt 5,567,908 Total Market Equity and Consolidated Debt 484,110 $ 19,089,100 HCP's share of unconsolidated JV debt 500,769 Total Market Equity and Enterprise Debt 484,110 $ 19,589,869 COMMON STOCK AND EQUIVALENTS Weighted Average Shares Weighted Average Shares Three Months Ended December 31, 2018 Twelve Months Ended December 31, 2018 Shares Outstanding Diluted Diluted FFO Diluted Diluted Diluted FFO Diluted December 31, 2018 Diluted EPS NAREIT FFO as adjusted FAD Diluted EPS NAREIT FFO as adjusted FAD Common stock 477,496 472,998 472,998 472,998 472,998 470,551 470,551 470,551 470,551 Common stock equivalent securities: Restricted stock units 1,698 265 265 265 265 147 147 147 147 Dilutive impact of options 26 26 26 26 26 21 21 21 21 Convertible partnership (DownREIT) units 6,614 6,617 — — — 4,668 — — — Total common stock and equivalents 485,834 479,906 473,289 473,289 473,289 475,387 470,719 470,719 470,719 17

Indebtedness and Ratios

As of December 31, 2018, dollars in thousands

DEBT MATURITIES AND SCHEDULED PRINCIPAL REPAYMENTS (AMORTIZATION)

			Senior Unsecured Notes		Mortgage Debt			HCP's Share of Unconsolidated JV Debt		Enterprise Debt	
	Bank Line of Credit[1]	Term Loan	Amounts	Rates %[2]	Amounts	Rates %[2]	Consolidated Debt	Amounts[3]	Rates %[2]	Amounts	Rates %[2]
2019	$ —	$ —	$ —	—	$ 3,561	—	$ 3,561	$ 158,461	5.39	$ 162,022	5.39
2020	—	—	800,000	2.79	3,609	5.08	803,609	12,026	4.23	815,635	2.81
2021	80,103	—	—	—	10,957	5.26	91,060	60,328	4.91	151,388	3.45
2022	—	—	900,000	3.93	2,691	—	902,691	35,023	4.76	937,714	3.97
2023	—	—	800,000	4.39	2,811	—	802,811	4,053	3.96	806,864	4.38
2024	—	—	1,150,000	4.17	2,937	—	1,152,937	935	—	1,153,872	4.17
2025	—	—	1,350,000	3.93	3,069	—	1,353,069	18,911	3.87	1,371,980	3.93
2026	—	—	—	—	3,006	2.85	3,006	942	—	3,948	2.85
2027	—	—	—	—	9,184	5.27	9,184	945	—	10,129	5.27
2028	—	—	—	—	2,644	3.05	2,644	35,375	4.24	38,019	4.19
Thereafter	—	—	300,000	6.87	88,865	4.03	388,865	2,709	3.90	391,574	6.09
Subtotal	**$ 80,103**	**$ —**	**$ 5,300,000**		**$ 133,334**		**$ 5,513,437**	**$ 329,708**		**$ 5,843,145**	
Other Debt[4]	—	—	—		—		90,785	173,151		263,936	
(Discounts), premium and debt costs, net	—	—	(41,450)		5,136		(36,314)	(2,090)		(38,404)	
Total	**$ 80,103**	**$ —**	**$ 5,258,550**		**$ 138,470**		**$ 5,567,908**	**$ 500,769**		**$ 6,068,677**	
Weighted average interest rate %	2.12	—	4.03		4.20		4.01	4.93		4.06	
Weighted average maturity in years	2.8	—	5.6		18.9		5.9	2.9		5.7	

(1) Includes £55 million ($70 million) translated into U.S. dollars ("USD") at December 31, 2018. Our $2.0 billion bank line of credit has the following features: (i) initial maturity date of October 19, 2021 with two six-month committed extension options; (ii) annual interest costs of LIBOR plus 87.5 basis points and a facility fee of 15 basis points based on our current unsecured credit rating; and (iii) inclusion of a $750 million accordion feature which can be used to increase the facility size, subject to securing additional commitments.

(2) The rates are reported in the year in which the related debt matures.

(3) Reflects pro rata share of mortgage and other debt in our unconsolidated JVs.

(4) Represents non-interest bearing Entrance Fee deposits at certain of our senior housing facilities and demand notes that have no scheduled maturities.

18

Indebtedness and Ratios

As of December 31, 2018, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs

DEBT STRUCTURE

		Balance	% of Total	Weighted Average Rates %	Weighted Average Years to Maturity
Secured	Fixed rate	$ 180,598	3	4.19	15.4
	Floating rate	282,444	5	5.06	2.7
	Combined	**$ 463,042**	**8**	**4.72**	**7.7**
Unsecured	Fixed rate	5,300,000	91	4.03	5.6
	Floating rate	80,103	1	2.12	2.8
	Combined	**$ 5,380,103**	**92**	**4.01**	**5.5**
Total	Fixed rate	5,480,598	94	4.04	5.9
	Floating rate	362,547	6	4.41	2.7
	Combined	**$ 5,843,145**	**100**	**4.06**	**5.7**
	Other Debt[1]	263,936			
	(Discounts), premiums and debt costs, net	(38,404)			
	Enterprise Debt	**$ 6,068,677**			

FINANCIAL COVENANTS[2]

	Bank Line of Credit Requirement	Bank Line of Credit Actual Compliance
Leverage Ratio	No greater than 60%	37%
Secured Debt Ratio	No greater than 30%	4%
Unsecured Leverage Ratio	No greater than 60%	40%
Fixed Charge Coverage Ratio (12 months)	No less than 1.50x	3.7x
Tangible Net Worth ($ billions)	No less than $6.5B	$9.5B

CREDIT RATINGS (SENIOR UNSECURED DEBT)

Moody's[3]	Baa1 (Stable)
S&P Global	BBB+ (Stable)
Fitch	BBB (Positive)

(1) Represents non-interest bearing Entrance Fee deposits at certain of our senior housing facilities and demand notes that have no scheduled maturities.
(2) Calculated based on the definitions contained in the credit agreement, which may differ from similar terms used in our consolidated financial statements as provided in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Compliance with certain of these financial covenants requires the inclusion of our consolidated amounts and our proportionate share of unconsolidated JVs.
(3) Moody's upgraded HCP's corporate credit rating to Baa1 from Baa2, with a stable outlook, on January 9, 2019.

19

Investment Summary

For the three and twelve months ended December 31, 2018, dollars and square feet in thousands

INVESTMENT SUMMARY

	Three Months Ended December 31, 2018	Twelve Months Ended December 31, 2018
Acquisition of 16 MOBs - Greenville, SC[1]	$ —	$ 285,000
Equity interests in Life Science JVs[2]	92,213	92,213
Hayden development entitlements[3]	—	21,390
Noncontrolling interest in RIDEA I JV[4]	—	62,632
Medical City MOB	5,000	5,000
Participating development loan[5]	22,245	42,037
Development fundings	79,061	253,942
Redevelopment fundings	40,480	87,483
Lease commissions - Dev/Redev/Acq	4,275	15,341
Total	**$ 243,274**	**$ 865,038**

DEBT INVESTMENT REPAYMENTS

	Date	Gross Proceeds
Participating development financing	February	$ 21,498
Tandem	March	112,000
Maria Mallaband - U.K.	August	14,465
Total		**$ 147,963**

ASSETS HELD FOR SALE

	Held for Sale Date	Capacity	Property Count	Property Type	Projected Sales Price	Trailing Cash Yield[6]
Las Vegas, NV[7]	June	152 Units	1	SHOP	$ 11,764	
Poway II Land[7]	June	N/A	N/A	Life science	35,400	
Various, RI[7]	September	375 Units	3	SHOP	34,125	
Mount Vernon, IL[8]	December	112 Units	1	SHOP	6,000	
Various, CA[8]	December	205 Units	4	SHOP	16,000	
Total			**9**		**$ 103,289**	**7.4%**

(1) In August 2018, we formed a 51/49 joint venture with Morgan Stanley Real Estate Investment ("MSREI") through which we contributed nine assets valued at $320 million and MSREI contributed cash, which was used to acquire 16 MOBs valued at $285 million with an initial yield of approximately 6%, inclusive of joint venture fees.
(2) In November 2018, we acquired the outstanding equity interests in three life science joint ventures (holding four buildings) for $92 million, bringing our equity ownership to 100% for all three joint ventures. As a result, we recognized a gain on consolidation of $50 million.
(3) In March 2018, we acquired the rights to develop a 214,000 square foot lab building on our Hayden life science campus for $21 million.
(4) In March 2018, we acquired Brookdale's 10% interest in the RIDEA I JV for $63 million, bringing our total ownership in RIDEA I to 100%.
(5) Represents fundings under the $115 million participating development loan for the construction of 620 Terry, a $147 million senior housing development located in Seattle.
(6) Represents the average yield calculated using Cash NOI for the 12-month period ended December 2018; excludes land held for sale.
(7) Closed January 2019.
(8) Closed February 2019.

20

Investment Summary | Dispositions

For the year ended December 31, 2018, dollars and square feet in thousands

	Date	Capacity	Property Count	Property Type		Sales Price/ Proceeds	Trailing Cash Yield[1]
West Palm Beach, FL	January	34 Units	1	SHOP	$	3,350	
Altamonte Springs, FL (sale to Brookdale)	January	137 Units	1	SHOP		32,105	
Beaumont, TX	April	159 Units	1	SHOP		23,000	
Various (sales to Brookdale)	April	995 Units	5	SHOP / Senior housing		242,753	
Various, SHOP	June	439 Units	4	SHOP		37,500	
RIDEA II JV[2]	June	5,302 Units	49	Other		332,000	
U.K. sale of partnership interest[3]	June	N/A	N/A	Other		402,447	
South San Francisco, CA	July	337 Sq. Ft.	4	Life science		269,400	
Sterling Heights, MI	August	120 Units	1	SHOP		23,000	
10-Community Portfolio	July/September	896 Units	10	SHOP		53,236	
Various, MOB	August/September	86 Sq. Ft.	2	MOB		20,725	
MOB JV partnership formation[4]	August	N/A	N/A	MOB		296,450	
19-Community Portfolio	October/November	2,478 Units	19	SHOP / Senior housing		376,933	
Shoreline	November	795 Sq. Ft.	12	Life science		1,000,000	
Various, MOB	December	41 Sq. Ft.	2	MOB		3,975	
Various, RI	December	272 Units	2	SHOP		14,500	
Slidell Land	December	N/A	N/A	N/A		3,100	
Total			**113**		**$**	**3,134,474**	**5.6%**

(1) Represents the average yield calculated using Cash NOI for the 12-month period prior to the sale.
(2) In June 2018, we sold our remaining 40% interest in the RIDEA II JV, generating proceeds of $332 million.
(3) In June 2018, we sold a 51% interest in our U.K. assets, generating net proceeds of $402 million, including $146 million of third party property-level financing at our share.
(4) Sales price of $296 million represents MSREI's 49% share of the $605 million joint venture formed in August 2018, through which we contributed nine assets valued at $320 million and MSREI contributed cash used to acquire 16 MOBs valued at $285 million as referenced on the previous page, generating proceeds of $11.5 million.

21

Developments

As of December 31, 2018, dollars and square feet in thousands

DEVELOPMENT PROJECTS IN PROCESS

Project	MSA	Property Type	Property Count		CIP[1]		Cost to Complete[1]		Total at Completion
Wholly-Owned									
Ridgeview	San Diego, CA	Life science	3	$	68,193	$	4,107	$	72,300
The Cove at Oyster Point - Phase III	San Francisco, CA	Life science	2		178,097		74,573		252,670
Sorrento Summit	San Diego, CA	Life science	1		5,899		12,701		18,600
The Shore at Sierra Point - Phase I	San Francisco, CA	Life science	2		105,675		117,988		223,663
The Cove at Oyster Point - Phase IV	San Francisco, CA	Life science	1		33,125		74,170		107,295
75 Hayden	Boston, MA	Life science	1		42,445		117,770		160,215
The Shore at Sierra Point - Phase II	San Francisco, CA	Life science	2		40,374		251,233		291,607
The Shore at Sierra Point - Phase III	San Francisco, CA	Life science	1		14,740		78,775		93,514
Grand Strand	Other	Medical office	1		2,882		23,470		26,352
			14	**$**	**491,430**	**$**	**754,787**	**$**	**1,246,216**

Projected stabilized yield typically ranges from 6.0% - 8.0%

Project	Total Project Capacity (Sq. Ft.)	% of Total Project Leased	Project Start	Actual / Estimated Occupancy	
				Initial	Stabilized[2]
Wholly-Owned					
Ridgeview	306	100	2Q16	1Q19	3Q19
The Cove at Oyster Point - Phase III	324	100	4Q16	1Q19	3Q19
Sorrento Summit	28	100	3Q17	4Q19	4Q19
The Shore at Sierra Point - Phase I	222	100	4Q17	4Q19	1Q20
The Cove at Oyster Point - Phase IV	164	100	2Q18	1Q20	1Q20
75 Hayden	214	—	2Q18	4Q20	4Q22
The Shore at Sierra Point - Phase II	266	—	4Q18	1Q21	4Q21
The Shore at Sierra Point - Phase III	103	—	4Q18	1Q22	4Q22
Grand Strand	90	47	4Q18	1Q20	3Q21
	1,717	**63**			

(1) Includes lease commissions incurred to date and projected lease commissions through stabilization.
(2) Economic stabilization typically occurs three to six months following stabilized occupancy.

22

Redevelopments and Land Held for Development[1]

As of December 31, 2018, dollars and square feet in thousands

REDEVELOPMENT PROJECTS IN PROCESS

Project	MSA	Property Type	Property Count	Placed in Service	Incremental Costs: CIP[2]	Incremental Costs: Cost to Complete[2]	Incremental Costs: Total	Project Start	Estimated Completion[3]
Wholly-Owned									
Wateridge	San Diego, CA	Life science	1	$ —	$ 8,482	$ 7,398	$ 15,880	2Q17	1Q19
Summit III	Nashville, TN	Medical office	1	31	5,334	636	6,001	1Q18	1Q19
Nordstrom Tower	Seattle, WA	Medical office	1	25	4,885	2,190	7,100	1Q18	1Q19
Biotech Gateway	San Francisco, CA	Life science	3	9,475	14,839	42,286	66,600	1Q18	1Q19
Various SHOP	Various	SHOP	10	—	6,181	78,337	84,518	2Q18 - 4Q18	3Q19 - 3Q20
Pointe Grand	San Francisco, CA	Life science	2	—	10,003	17,657	27,660	3Q18	1Q19
St Matthews I	Louisville, KY	Medical office	1	525	812	9,666	11,003	3Q18	4Q19
			19	**$ 10,056**	**$ 50,536**	**$ 158,170**	**$ 218,762**		

Projected stabilized return on incremental capital invested typically ranges from 9.0% to 12.0%

LAND HELD FOR DEVELOPMENT

Project	MSA	Property Type	Gross Site Acreage	Estimated Rentable Sq. Ft.	Investment to Date
Wholly-Owned					
Forbes Research Center	San Francisco, CA	Life science	8	326	$ 46,973
Modular Labs III	San Francisco, CA	Life science	2	106	10,888
Torrey Pines Science Center	San Diego, CA	Life science	6	93	11,851
Directors Place	San Diego, CA	Life science	4	82	6,517
Remaining	Various	Various	1	N/A	946
			21	**607**	**$ 77,175**

(1) Redevelopments are excluded from SPP until they are Stabilized. See Glossary for further definition.
(2) Includes lease commissions incurred to date and projected lease commissions through stabilization.
(3) Excludes the completion of tenant improvements.

23

Capital Expenditures

For the three and twelve months ended December 31, 2018, dollars in thousands, except per unit/square foot

FOURTH QUARTER

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Wholly-Owned						
Recurring capital expenditures	$ 922	$ 4,937	$ 1,715	$ 11,849	$ —	$ 19,423
Tenant improvements - 2nd generation	—	—	1,418	6,852	—	8,270
Lease commissions - 2nd generation[1]	—	—	3,811	4,452	—	8,263
FAD capital expenditures	**$ 922**	**$ 4,937**	**$ 6,944**	**$ 23,154**	**$ —**	**$ 35,956**
Revenue enhancing capital expenditures	2,937	6,746	2,378	3,114	—	15,174
Casualty related capital expenditures[2]	—	8,652	—	214	—	8,866
Initial Capital Expenditures ("ICE")	—	42	197	17	—	255
Tenant improvements - 1st generation	—	—	7,207	9,976	—	17,183
Lease commissions - Dev/Redev/Acq[3]	—	—	4,193	82	—	4,275
Development	—	—	75,746	3,316	—	79,061
Redevelopment	—	3,096	28,591	8,794	—	40,480
Capitalized interest	—	56	6,186	682	—	6,925
Total capital expenditures	**$ 3,859**	**$ 23,528**	**$ 131,442**	**$ 49,347**	**$ —**	**$ 208,176**
Recurring capital expenditures per unit/sq. ft.	(4)	$412 per Unit	$0.25 per Sq. Ft.	$0.62 per Sq. Ft.		

TWELVE MONTHS

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Wholly-Owned						
Recurring capital expenditures	$ 1,705	$ 18,555	$ 3,772	$ 22,546	$ —	$ 46,578
Tenant improvements - 2nd generation	—	—	10,764	24,164	210	35,138
Lease commissions - 2nd generation[1]	—	—	10,201	14,261	15	24,477
FAD capital expenditures	**$ 1,705**	**$ 18,555**	**$ 24,736**	**$ 60,971**	**$ 226**	**$ 106,193**
Revenue enhancing capital expenditures	9,138	14,547	9,276	6,851	1,150	40,962
Casualty related capital expenditures[2]	468	13,458	—	455	—	14,381
ICE	—	127	1,368	136	—	1,631
Tenant improvements - 1st generation	—	—	56,133	36,531	—	92,665
Lease commissions - Dev/Redev/Acq[5]	—	—	14,888	453	—	15,341
Development	—	—	243,757	10,185	—	253,942
Redevelopment	—	6,595	41,046	39,842	—	87,483
Capitalized interest	—	106	15,428	3,530	—	19,065
Total capital expenditures	**$ 11,311**	**$ 53,389**	**$ 406,632**	**$ 158,955**	**$ 1,376**	**$ 631,663**
Recurring capital expenditures per unit/sq. ft.	(4)	$1,650 per Unit	$0.51 per Sq. Ft.	$1.20 per Sq. Ft.	(4)	

(1) Excludes lease commissions on Development, Redevelopment, and 1st generation recently acquired vacant space.
(2) Casualty related capital expenditures include the acquisition of generators for assisted living facilities in Florida, as required by administrative rules adopted by Florida healthcare agencies and ratified by the Florida legislature in 1Q18.
(3) Includes lease commissions on Development, Redevelopment, and 1st generation recently acquired space of $2.6 million, $1.1 million, and $0.6 million, respectively.
(4) Senior housing triple-net per unit and Other per bed are not presented, as they are not meaningful.
(5) Includes lease commissions on Development, Redevelopment, and 1st generation recently acquired space of $9.8 million, $3.3 million, and $2.2 million, respectively.

24

Portfolio Diversification As of and for the quarter ended December 31, 2018, dollars in thousands PORTFOLIO INCOME BY MSA Property Senior Housing Medical MSA Count(1) Triple-net SHOP Life Science Office Other Total % of Total San Francisco, CA 76 $ 2,634 $ — $ 45,426 $ 795 $ — $ 48,855 17 Dallas, TX 41 1,759 1,322 — 9,363 7,489 19,934 7 San Diego, CA 36 814 — 14,304 2,195 — 17,312 6 Houston, TX 39 374 5,691 — 9,593 341 16,000 6 Denver, CO 22 2,171 2,483 — 5,428 — 10,082 3 Washington, DC 19 6,734 1,704 — 1,012 — 9,450 3 Philadelphia, PA 6 4,730 371 — 4,011 — 9,111 3 Seattle, WA 13 1,969 30 — 6,284 — 8,283 3 Los Angeles, CA 10 2,584 552 — 1,179 3,760 8,075 3 New York, NY 11 6,416 322 — — — 6,739 2 Remaining 358 34,926 14,046 10,942 43,102 8,441 111,457 39 Cash NOI 631 $ 65,111 $ 26,522 $ 70,671 $ 82,960 $ 20,031 $ 265,295 92 Interest income — — — — — 1,358 1,358 — HCP's Share of Unconsolidated JVs 98 — — — — 21,466 21,466 7 Portfolio Income 729 $ 65,111 $ 26,522 $ 70,671 $ 82,960 $ 42,855 $ 288,119 100 (1) Excludes fifteen properties in Development, including one unconsolidated development. 25

Portfolio Diversification As of and for the quarter ended December 31, 2018, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs PORTFOLIO INCOME BY OPERATOR/TENANT Tenant/Credit Exposure SHOP/Operator Exposure Senior % of % of Property Housing Life Medical Portfolio Property Portfolio Operator/Tenant Count(1) Triple-net Science Office Other Total Income Count(1) SHOP Other Total Income Brookdale 43 $ 19,021 $ — $ — $ — $ 19,021 6 51 $ 13,874 $ 14,624 $ 28,498 10 Sunrise Senior Living 48 26,901 — — — 26,901 9 6 1,465 — 1,465 1 Hospital Corporation of America ("HCA")(2) 90 — — 13,789 6,112 19,901 7 — — — — — Amgen 7 — 12,990 — — 12,990 5 — — — — — Atria Senior Living — — — — — — — 27 6,169 (52) 6,117 2 Remaining 424 19,189 57,682 69,171 21,261 167,303 58 33 5,013 910 5,923 2 Portfolio Income 612 $ 65,111 $ 70,671 $ 82,960 $ 27,373 $246,116 85 117 $ 26,522 $15,481 $ 42,003 15 (1) Excludes fifteen properties in Development, including one unconsolidated development. (2) Includes Cash NOI for 1.4 million square feet in five properties (including a hospital) that are 100% leased to HCA, and 2.7 million square feet in 85 properties partially leased to HCA. Patewood Medical Office Building C Greenville, SC 26

Expirations and Maturities

As of December 31, 2018, dollars in thousands

EXCLUDES PURCHASE AND PREPAYMENT OPTIONS

			Annualized Base Rent				
Year	**Total**	**% of Total**	**Senior Housing Triple-net**	**Life Science**	**Medical Office**	**Other**	**Interest Income**
2019[1]	$ 96,733	9	$ 2,305	$ 24,653	$ 69,775	$ —	$ —
2020	133,163	13	40,753	19,890	63,355	8,145	1,019
2021	109,489	11	7,969	50,365	48,606	1,619	930
2022	85,875	8	1,548	21,345	45,566	14,099	3,317
2023	121,791	12	46,215	36,210	39,366	—	—
2024[2]	58,751	6	5,558	6,213	24,008	22,972	—
2025	112,262	11	9,354	46,238	36,526	20,051	93
2026	42,312	4	4,316	17,955	20,040	—	—
2027	50,485	5	12,359	22,898	15,229	—	—
2028[2]	77,993	8	34,754	15,079	28,161	—	—
Thereafter	145,382	14	87,960	24,447	24,493	8,483	—
	$ 1,034,237	**100**	**$ 253,090**	**$ 285,294**	**$ 415,123**	**$ 75,370**	**$ 5,359**
Weighted average maturity in years	5.7		8.1	5.4	4.4	6.0	3.3

REFLECTS PURCHASE AND PREPAYMENT OPTIONS

			Annualized Base Rent				
Year	**Total**	**% of Total**	**Senior Housing Triple-net**	**Life Science**	**Medical Office**	**Other**	**Interest Income[3]**
2019[1]	$ 117,650	11	$ 2,305	$ 24,653	$ 74,559	$ 15,112	$ 1,019
2020	136,406	13	40,753	26,048	61,459	8,145	—
2021	120,902	12	7,969	50,365	60,019	1,619	930
2022	83,478	8	1,548	21,345	43,767	13,501	3,317
2023	118,375	11	46,215	36,210	35,949	—	—
2024[2]	43,637	4	5,558	6,213	23,409	8,458	—
2025	113,080	11	9,354	46,238	37,344	20,051	93
2026	33,300	3	4,316	17,955	11,029	—	—
2027	50,417	5	12,359	22,898	15,160	—	—
2028[2]	77,767	8	34,754	15,079	27,935	—	—
Thereafter	139,225	13	87,960	18,290	24,493	8,483	—
	$ 1,034,237	**100**	**$ 253,090**	**$ 285,294**	**$ 415,123**	**$ 75,370**	**$ 5,359**

(1) Includes month-to-month and holdover leases.
(2) Senior housing triple-net excludes properties transitioned to SHOP in 1Q19.
(3) Reflects the earliest point at which there is no prepayment penalty.

27

Triple-Net Master Lease Profile(1)(2) INVESTMENT TYPE 2.3% x 25 13.00x2. Senior Housing - Guaranty Senior Housing - No Guaranty x 0.7% 00 2. 1.4% Other - Guaranty 0.2% x % Percent of Total Cash NOI and 75 1. Interest Income 0.4% x 50 1. 1.4% 0.1% x 25 3.0% 2.7% 1.7% 1. 1.1% 1.8% 1.5% 0.1% 0.5% 1.7% x 0 1.3% 1.1% .0 0.5% 0.3% 1 0.4% 1.9% x 0.4% 75 0. 0.1% x 50 0. 0.3% (3) FACILITY EBITDAR CFC (TRAILING 12 MONTHS ENDED 09/30/2018) EBITDAR FACILITY x 25 0. 0 2 4 6 8 10 12 14 16 18 2250 TERM (YEARS TO EXPIRATION) (1) Excludes properties held for sale or sold, master leases with properties acquired during the period required to calculate CFC and master leases that include newly % of Weighted completed developments that are not stabilized. Additionally, excludes one data Total Cash NOI Average point for a portfolio that transitioned to SHOP in 1Q19. and Interest # of Leases/ Maturity in (2) Pro forma to reflect the Brookdale Transaction. In connection with the agreement, (4) Facility EBITDAR CFC Income Data Points Years Guaranty multiple leases with Brookdale were combined into a single master lease with Less than 1.0x 6.3 9 6.7 69.8% varying maturities. The varying maturities are reflected in the graph based on their renewal terms. 1.00x - 1.25x 14.1 9 9.5 44.0% (3) Represents a three property master lease that was previously in development, which 1.26x - 1.50x 1.5 2 2.0 100.0% has reached the 24 month Stabilization period, but has not yet reached 80% 1.51x and above 5.0 5 6.3 100.0% occupancy. (4) Represents the percentage of total Cash NOI supported by a corporate guaranty. 28

Senior Housing Triple-net As of and for the quarter ended December 31, 2018, dollars in thousands, except REVPOR Facility Facility Property Occupancy REVPOR EBITDARM EBITDAR Property Portfolio Count Investment Cash NOI Units % Triple-Net CFC CFC Assisted/Independent living 144 $ 2,742,200 $ 57,940 13,946 85.5 $ 6,070 1.22x 1.03x CCRC 2 255,463 7,171 1,055 87.5 6,202 1.38x 1.17x Total 146 $ 2,997,663 $ 65,111 15,001 85.6 $ 6,079 1.23x 1.04x Properties Facility Occupancy REVPOR EBITDARM Facility Operator Investment Cash NOI Count % Pooled Units % Triple-Net CFC EBITDAR CFC Sunrise Senior Living $ 1,369,851 $ 26,901 48 98 5,554 86.1 $ 7,379 1.23x 1.01x Brookdale 787,257 19,021 43 95 4,728 87.1 5,244 1.29x/1.30x(1) 1.11x/1.12x(1) Harbor Retirement Associates 214,076 4,939 14 100 1,343 78.7 5,722 1.19x 0.98x Aegis Senior Living 182,152 4,666 10 80 702 89.5 8,901 1.46x 1.28x Capital Senior Living 181,988 4,484 15 100 1,496 82.4 3,325 1.07x 0.93x Remaining 262,339 5,101 16 56 1,178 86.9 5,344 1.04x 0.90x Total $ 2,997,663 $ 65,111 146 92 15,001 85.6 $ 6,079 1.23x(1) 1.04x(1) (1) Brookdale Facility EBITDARM and EBITDAR CFC, pro forma to reflect the Brookdale Transaction, is 1.30x and 1.12x, respectively. Total Facility EBITDARM and EBITDAR CFC are unaffected by pro forma. 29

Senior Housing Triple-net Same Property Portfolio Dollars in thousands, except REVPOR 4Q17 1Q18 2Q18 3Q18 4Q18 Property count 146 146 146 146 146 Investment $ 2,987,568 $ 2,991,211 $ 2,991,325 $ 2,994,695 $ 2,997,663 Units 15,000 15,000 15,001 15,009 15,001 Occupancy % 86.7 86.9 86.0 85.3 85.6 REVPOR Triple-net $ 5,971 $ 6,006 $ 6,061 $ 6,083 $ 6,079 Facility EBITDARM CFC 1.31x 1.30x 1.28x 1.26x 1.23x (1) Facility EBITDAR CFC 1.10x 1.10x 1.08x 1.06x 1.04x (1) Real Estate Revenues $ 62,984 $ 60,785 $ 60,771 $ 61,216 $ 62,965 Operating Expenses (93) (98) (76) (83) (120) NOI $ 62,890 $ 60,687 $ 60,695 $ 61,132 $ 62,845 Cash Real Estate Revenues $ 63,975 $ 59,514 $ 62,371 $ 62,448 $ 65,622 Cash Operating Expenses (79) (84) (62) (69) (106) Cash NOI $ 63,896 $ 59,429 $ 62,309 $ 62,379 $ 65,516 Year-Over-Year Three-Month SPP Growth 2.5% (1) Facility EBITDARM and EBITDAR CFC, pro forma to reflect Brookdale Transaction are the same as reflected above. 30

Senior Housing Triple-net | New Supply

As of and for the quarter ended December 31, 2018, dollars in thousands

NEW SUPPLY ANALYSIS

	Senior Housing Triple-net Portfolio			5-Mile Radius[1]						
MSA	Units	Cash NOI	% of Triple-net Cash NOI	Properties/ Units Under Construction[2]	Cash NOI Exposed to New Supply[3]	5-Year 80+ Population Growth % 2019-2024	80+ Penetration Rate %	Median Household Income	Median Home Value	Unemploy-ment %
US National Average						*14.1*	*11.8*	*$ 63*	*$ 218*	*4.0*
Washington, DC	1,329	$ 6,734	10.3	3 / 294	$ 1,646	18.5	9.0	121	563	2.8
New York, NY	1,069	6,416	9.9	4 / 536	2,486	11.4	3.7	105	565	3.7
Philadelphia, PA	542	4,730	7.3	-- / --	—	5.3	15.2	99	331	3.5
San Francisco, CA	359	2,634	4.0	-- / --	—	15.2	12.4	106	756	3.1
Los Angeles, CA	385	2,584	4.0	1 / 40	493	15.0	6.9	91	760	4.0
Chicago, IL	535	2,502	3.8	2 / 342	827	13.6	8.4	87	293	3.7
Portland, OR	897	2,274	3.5	1 / 224	441	16.8	26.8	71	347	4.1
Denver, CO	414	2,171	3.3	1 / 36	1,423	16.3	18.6	79	437	3.1
Jacksonville, FL	486	2,001	3.1	2 / 500	1,583	20.4	24.6	61	224	2.9
Seattle, WA	314	1,969	3.0	3 / 218	572	14.9	13.6	97	619	3.4
Dallas, TX	632	1,759	2.7	1 / 92	578	21.5	16.1	82	196	3.6
Baltimore, MD	239	1,586	2.4	2 / 174	940	13.0	9.7	92	349	3.9
Austin, TX	269	1,581	2.4	-- / --	—	22.1	15.1	77	453	2.9
Sebastian, FL	298	1,380	2.1	-- / --	—	15.8	10.5	57	236	4.6
Atlanta, GA	395	1,333	2.0	1 / 79	319	20.4	16.8	80	334	2.8
Sacramento, CA	352	1,324	2.0	2 / 170	660	15.1	13.9	79	393	3.8
Detroit, MI	330	1,323	2.0	6 / 536	1,031	7.4	23.6	79	245	3.3
Providence, RI	276	1,288	2.0	-- / --	—	10.1	11.5	63	327	5.2
Charlotte, NC	451	1,216	1.9	1 / 88	229	20.0	17.7	69	242	3.7
Riverside, CA	202	990	1.5	3 / 227	192	20.7	6.8	96	502	3.9
Remaining	5,227	17,315	26.6	6 / 727	1,616	13.2	13.8	67	269	3.6
Total	**15,001**	**$ 65,111**	**100.0**	**39 / 4,283**	**$ 15,036**	**13.6**	**10.9**	**$ 85**	**$ 401**	**3.5**
% of Total Cash NOI and Interest Income					**5.6%**					

(1) Demographic data provided by StratoDem Analytics for 2019. Construction and supply data provided by National Investment Center for Senior Housing and Care ("NIC") for the quarter ended December 31, 2018. Data reflects a 5-mile radius around each community and is weighted by Cash NOI. See Glossary for further discussion.
(2) Represents the number of properties and units with similar care types that are under construction.
(3) Represents total Cash NOI exposed to new construction and material expansions.

31

SHOP

As of and for the quarter ended December 31, 2018, dollars in thousands, except REVPOR

INVESTMENTS

	Property Count	Investment	Cash NOI	Units	Occupancy %	REVPOR SHOP
Operator						
Brookdale	35	$ 943,530	$ 13,874	4,921	86.1	$ 3,799
Atria Senior Living	27	595,240	6,169	3,541	81.2	4,352
Senior Lifestyle Corp.	7	198,301	2,279	640	82.3	5,555
Life Care Services	3	80,509	1,541	426	88.0	4,303
Sunrise Senior Living	6	155,103	1,465	753	76.0	4,897
Remaining	15	255,582	1,193	1,427	78.2	4,685
Total	**93**	**$ 2,228,265**	**$ 26,522**	**11,708**	**83.0**	**$ 4,259**

TOTAL OPERATING PORTFOLIO

	4Q17	1Q18	2Q18	3Q18	4Q18
Property count	102	100	102	97	93
Investment	$ 2,606,937	$ 2,600,444	$ 2,500,375	$ 2,462,108	$ 2,228,265
Units	13,744	13,580	13,527	12,995	11,708
Occupancy %	87.3	85.5	84.6	84.2	83.0
REVPOR SHOP	$ 3,978	$ 4,069	$ 4,027	$ 4,089	$ 4,259
Real Estate Revenues	$ 133,789	$ 144,670	$ 138,352	$ 137,044	$ 127,909
Operating Expenses	(129,265) [(1)]	(101,746)	(101,767)	(106,182)	(104,617)
NOI	**$ 4,524** [(1)]	**$ 42,925**	**$ 36,585**	**$ 30,863**	**$ 23,292**
Cash Real Estate Revenues	$ 132,718	$ 142,318	$ 136,700	$ 137,815	$ 127,950
Cash Operating Expenses	(94,633)	(101,001)	(100,239)	(105,576)	(101,428)
Cash NOI	**$ 38,084**	**$ 41,317**	**$ 36,461**	**$ 32,240**	**$ 26,522**
Cash NOI Margin %	28.7	29.0	26.7	23.4	20.7

(1) Includes non-cash adjustments related to management contract terminations in conjunction with the Brookdale Transaction. Refer to the 4Q17 Earnings Release and Supplemental Report for additional information.

32

SHOP | MSA

As of and for the quarter ended December 31, 2018, dollars in thousands, except REVPOR

OPERATING PORTFOLIO METRICS

				Units[1]			REVPOR SHOP[1]	
MSA	Investment	Cash NOI	% of SHOP Cash NOI	AL	IL	Occupancy %	AL	IL
Houston, TX	$ 301,555	$ 5,691	21.5	311	1,606	89.9	$ 4,906	$ 2,707
Denver, CO	174,377	2,483	9.4	154	437	89.3	4,492	4,102
Chicago, IL	134,696	1,797	6.8	—	659	82.9	—	4,681
Washington, DC	146,103	1,704	6.4	468	—	82.8	5,899	—
Dallas, TX	71,947	1,322	5.0	286	216	88.6	3,984	3,510
Phoenix, AZ	42,497	1,147	4.3	—	211	94.8	—	3,994
Memphis, TN	72,528	1,125	4.2	—	182	93.9	—	5,781
Baltimore, MD	117,776	1,033	3.9	375	—	77.2	5,875	—
Boston, MA	57,957	1,023	3.9	177	—	90.3	7,021	—
Miami, FL	208,966	856	3.2	1,162	224	85.6	4,328	—
Richmond, VA	50,169	841	3.2	204	—	N/A	—	—
Providence, RI	75,884	781	2.9	340	171	73.4	4,604	3,437
Austin, TX	38,435	693	2.6	136	—	96.1	5,133	—
Boulder, CO	42,395	645	2.4	—	96	95.9	—	4,355
Los Angeles, CA	16,090	552	2.1	135	—	N/A	—	—
Albuquerque, NM	10,630	499	1.9	149	—	88.3	3,840	—
Dayton, OH	29,500	460	1.7	72	108	96.0	5,318	2,804
Riverside, CA	27,683	438	1.7	184	—	N/A	—	—
Tampa, FL	20,469	435	1.6	182	—	79.3	4,122	—
Sebastian, FL	21,658	418	1.6	104	—	81.7	4,442	—
Remaining	566,951	2,580	9.7	2,350	1,009	74.5	4,524	3,917
Total	**$ 2,228,265**	**$ 26,522**	**100.0**	**6,789**	**4,919**	**83.0**	**$ 4,809**	**$ 3,613**

(1) Units and REVPOR SHOP are based on the majority type within each community. AL includes needs-based care, such as memory care.

33

SHOP | Same Property Portfolio

Dollars in thousands, except REVPOR

CORE

	4Q17	1Q18	2Q18	3Q18	4Q18	Sequential Growth	Year-Over-Year Growth
Property count	32	32	32	32	32	—	—
Investment	$ 990,521	$ 992,896	$ 997,646	$ 1,002,862	$ 1,010,194	0.7 %	2.0 %
Units	4,248	4,248	4,248	4,248	4,249	— %	— %
Occupancy %	90.0	89.7	89.1	88.7	88.5	(0.2%)	(1.5%)
REVPOR SHOP	$ 3,950	$ 4,075	$ 4,129	$ 4,138	$ 4,123	(0.4%)	4.4 %
Real Estate Revenues	$ 45,275	$ 46,786	$ 46,833	$ 46,663	$ 46,544	(0.3%)	2.8 %
Operating Expenses	(30,301)	(30,327)	(31,102)	(31,256)	(32,855)	5.1 %	8.4 %
NOI	**$ 14,974**	**$ 16,459**	**$ 15,731**	**$ 15,407**	**$ 13,689**	**(11.2%)**	**(8.6%)**
Cash Real Estate Revenues	$ 45,286	$ 46,604	$ 46,865	$ 46,766	$ 46,484	(0.6%)	2.6 %
Cash Operating Expenses	(30,414)	(30,318)	(31,078)	(31,281)	(31,951)	2.1 %	5.1 %
Cash NOI	**$ 14,872**	**$ 16,286**	**$ 15,787**	**$ 15,485**	**$ 14,533**	**(6.1%)**	**(2.3%)**
Cash NOI Margin %	32.8	34.9	33.7	33.1	31.3	(1.8%)	(1.5%)

TRANSITION[1]

	4Q17	1Q18	2Q18	3Q18	4Q18	Sequential Growth	Year-Over-Year Growth
Property count	16	16	16	16	16	—	—
Investment	$ 318,560	$ 320,666	$ 323,253	$ 324,558	$ 328,931	1.3 %	3.3 %
Units	2,004	2,004	2,003	2,004	2,004	— %	— %
Occupancy %	88.2	87.5	85.4	84.0	84.3	0.3 %	(3.9%)
REVPOR SHOP	$ 3,955	$ 4,066	$ 4,094	$ 4,044	$ 3,955	(2.2%)	— %
Real Estate Revenues	$ 20,863	$ 21,753	$ 21,110	$ 20,303	$ 20,084	(1.1%)	(3.7%)
Operating Expenses	(27,955) [2]	(15,540)	(15,771)	(15,232)	(16,162)	6.1 %	[2]
NOI	**$ (7,092)** [2]	**$ 6,213**	**$ 5,338**	**$ 5,071**	**$ 3,922**	**(22.7%)**	**[2]**
Cash Real Estate Revenues	$ 20,975	$ 21,394	$ 21,022	$ 20,427	$ 20,036	(1.9%)	(4.5%)
Cash Operating Expenses	(14,561)	(14,766)	(15,237)	(15,091)	(15,750)	4.4 %	8.2 %
Cash NOI	**$ 6,414**	**$ 6,628**	**$ 5,785**	**$ 5,336**	**$ 4,286**	**(19.7%)**	**(33.2%)**
Cash NOI Margin %	30.6	31.0	27.5	26.1	21.4	(4.7%)	(9.2%)

(1) Represents properties previously managed by Brookdale that have transitioned to new operators or are expected to sell in 2019 in accordance with the Brookdale Transaction. Refer to the 4Q17 Earnings Release and Supplemental Report for additional information.

(2) Includes non-cash adjustments related to management contract terminations in conjunction with the Brookdale Transaction. Refer to the 4Q17 Earnings Release and Supplemental Report for additional information.

34

SHOP Same Property Portfolio Dollars in thousands, except REVPOR TOTAL Sequential Year-Over- 4Q17 1Q18 2Q18 3Q18 4Q18 Growth Year Growth Property count 48 48 48 48 48 — — Investment $ 1,309,081 $ 1,313,562 $ 1,320,898 $ 1,327,420 $ 1,339,126 0.9% 2.3 % Units 6,252 6,252 6,251 6,252 6,253 — % — % Occupancy % 89.4 89.0 87.9 87.2 87.1 (0.1%) (2.3%) REVPOR SHOP $ 3,952 $ 4,072 $ 4,118 $ 4,109 $ 4,071 (0.9%) 3.0 % Real Estate Revenues $ 66,138 $ 68,539 $ 67,943 $ 66,966 $ 66,628 (0.5%) 0.7% Operating Expenses (58,256) (1) (45,867) (46,873) (46,488) (49,017) 5.4% (1) NOI $ 7,881 (1) $ 22,672 $ 21,070 $ 20,479 $ 17,611 (14.0%) (1) Cash Real Estate Revenues $ 66,261 $ 67,998 $ 67,887 $ 67,193 $ 66,520 (1.0%) 0.4 % Cash Operating Expenses (44,975) (45,084) (46,315) (46,372) (47,701) 2.9% 6.1 % Cash NOI $ 21,286 $ 22,914 $ 21,572 $ 20,821 $ 18,818 (9.6%) (11.6%) Cash NOI Margin % 32.1 33.7 31.8 31.0 28.3 (2.7%) (3.8%) (1) Includes non-cash adjustments related to management contract terminations in conjunction with the Brookdale Transaction. Refer to the 4Q17 Earnings Release and Supplemental Report for additional information. 35

SHOP | New Supply

As of and for the quarter ended December 31, 2018, dollars in thousands

NEW SUPPLY ANALYSIS

	SHOP					5-Mile Radius[1]				
MSA	**Units**	**Cash NOI**	**% of SHOP Cash NOI**	**Properties/ Units Under Construction[2]**	**Cash NOI Exposed to New Supply[3]**	**5-Year 80+ Population Growth % 2019-2024**	**80+ Penetration Rate %**	**Median Household Income**	**Median Home Value**	**Unemploy-ment%**
US National Average						*14.1*	*11.8*	*$ 63*	*$ 218*	*4.0*
Houston, TX	1,917	$ 5,691	21.5	3 / 834	$ 2,713	22.5	19.4	92	305	3.4
Denver, CO	591	2,483	9.4	4 / 712	1,806	15.8	17.0	67	384	3.4
Chicago, IL	659	1,797	6.8	-- / --	—	12.0	18.6	114	333	3.7
Washington, DC	468	1,704	6.4	3 / 259	1,269	18.9	7.7	112	422	3.2
Dallas, TX	502	1,322	5.0	2 / 250	507	22.1	15.7	64	180	4.1
Phoenix, AZ	211	1,147	4.3	1 / 128	1,147	17.9	13.9	56	225	4.1
Memphis, TN	182	1,125	4.2	2 / 343	1,125	12.6	23.9	83	240	2.8
Baltimore, MD	375	1,033	3.9	-- / --	—	8.9	6.7	90	313	4.0
Boston, MA	177	1,023	3.9	1 / 72	711	11.2	10.6	90	594	2.8
Miami, FL	1,386	856	3.2	4 / 577	30	9.0	8.1	61	243	4.0
Richmond, VA	204	841	3.2	2 / 43	841	6.6	35.0	106	359	2.3
Providence, RI	511	781	2.9	-- / --	—	6.9	6.5	66	236	4.5
Austin, TX	136	693	2.6	-- / --	—	30.5	21.2	64	238	3.5
Boulder, CO	96	645	2.4	-- / --	—	18.8	19.8	69	698	3.0
Los Angeles, CA	135	552	2.1	-- / --	—	17.1	5.6	112	825	2.9
Albuquerque, NM	149	499	1.9	-- / --	—	16.6	5.1	44	184	4.7
Dayton, OH	180	460	1.7	2 / 298	460	7.2	9.2	66	169	3.6
Riverside, CA	184	438	1.7	-- / --	—	17.8	5.8	66	353	4.6
Tampa, FL	182	435	1.6	-- / --	—	11.6	17.5	53	235	3.4
Sebastian, FL	104	418	1.6	-- / --	—	15.5	19.1	56	210	4.4
Remaining	3,359	2,580	9.7	6 / 665	629	14.5	9.7	69	227	4.0
Total	**11,708**	**$ 26,522**	**100.0**	**30 / 4,181**	**$ 11,238**	**15.8**	**14.0**	**$ 80**	**$ 314**	**3.6**
% of Total Cash NOI and Interest Income					**4.2%**					

(1) Demographic data provided by StratoDem Analytics for 2019. Construction and supply data provided by NIC for the quarter ended December 31, 2018. Data reflects a 5-mile radius around each community and is weighted by Cash NOI. See Glossary for further discussion.
(2) Represents the number of properties and units with similar care types that are under construction.
(3) Represents total Cash NOI exposed to new construction and material expansions.

36

Life Science As of and for the quarter ended December 31, 2018, dollars and square feet in thousands INVESTMENTS(1) Property Cash Square Occupancy MSA Count Investment NOI Feet % San Francisco, CA/San Jose, CA 71 $ 2,485,282 $ 50,270 3,749 97.1 San Diego, CA 30 869,994 14,304 2,056 94.3 Boston, MA 2 244,922 2,885 398 100.0 Remaining 8 153,617 3,213 512 100.0 111 $ 3,753,815 $ 70,671 6,715 96.6 SAME PROPERTY PORTFOLIO 4Q17 1Q18 2Q18 3Q18 4Q18 Property Count 97 97 97 97 97 Investment $ 2,952,769 $ 2,968,402 $ 2,994,972 $ 3,009,722 $ 3,021,267 Square Feet 5,771 5,775 5,775 5,776 5,776 Occupancy % 94.9 93.4 95.0 95.8 96.2 Real Estate Revenues $ 71,646 $ 68,906 $ 70,219 $ 72,992 $ 73,096 Operating Expenses (16,214) (14,709) (15,899) (16,967) (16,812) NOI $ 55,432 $ 54,196 $ 54,320 $ 56,024 $ 56,284 Cash Real Estate Revenues $ 69,976 $ 68,239 $ 69,979 $ 72,581 $ 72,705 Cash Operating Expenses (16,194) (14,690) (15,882) (16,954) (16,799) Cash NOI $ 53,782 $ 53,549 $ 54,097 $ 55,626 $ 55,906 Year-Over-Year Three-Month SPP Growth % 3.9% (1) Excludes thirteen properties that are in Development. 37

Life Science

As of December 31, 2018, dollars and square feet in thousands

SELECTED LEASE EXPIRATION DATA (NEXT 5 YEARS)

	Total				San Francisco / San Jose		San Diego		Boston		Remaining	
Year	Leased Square Feet	%	Annualized Base Rent	%	Square Feet	Annualized Base Rent	Square Feet	Annualized Base Rent	Square Feet	Annualized Base Rent	Square Feet	Annualized Base Rent
2019[1]	604	9	$ 24,653	9	251	$ 8,237	273	$ 13,039	80	$ 3,378	—	$ —
2020	546	8	19,890	7	317	12,098	229	7,792	—	—	—	—
2021	850	13	50,365	18	689	44,834	161	5,531	—	—	—	—
2022	632	10	21,345	7	228	8,440	334	11,042	—	—	70	1,864
2023	639	10	36,210	13	550	33,452	53	2,179	—	—	36	579
Thereafter	3,217	50	132,830	47	1,606	80,338	888	26,072	318	14,132	406	12,288
	6,488	**100**	**$ 285,294**	**100**	**3,641**	**$ 187,400**	**1,938**	**$ 65,654**	**398**	**$ 17,509**	**512**	**$ 14,731**

TENANT CONCENTRATION

	Remaining Lease Term in Years	Leased Square Feet		Annualized Base Rent		Credit Rating
		Amount	% of Total	Amount	% of Total	
Amgen	3.7	684	11	$ 49,974	18	A
Takeda[2]	0.4	166	3	9,836	3	A-
Rigel Pharmaceuticals	4.1	147	2	8,992	3	—
AstraZeneca Pharmaceuticals	8.2	156	2	8,558	3	BBB+
Myriad Genetics	6.5	310	5	7,995	3	—
Shire[2]	9.8	184	3	7,172	3	BBB-
Five Prime	9.0	115	2	6,789	2	—
NuVasive	15.5	169	3	6,752	2	—
Duke University	10.8	166	3	6,157	2	AA+
General Atomics	12.9	397	6	6,108	2	—
Remaining	4.9	3,994	62	166,960	59	
	5.4	**6,488**	**100**	**$ 285,294**	**100**	



Public Biotech / Medical Device 49%
University, Government, Research 4%
Office and R&D 7%
Pharma 19%
Private Biotech / Medical Device 21%

(1) Includes month-to-month and holdover leases.
(2) Takeda was downgraded to BBB+ and Shire was upgraded to BBB+ in January 2019 following Takeda's acquisition of Shire.

38

Life Science Square feet in thousands LEASING ACTIVITY Annualized HCP Tenant Leased Base Rent % Change in Improvements Leasing Costs Average Lease Retention Square Feet Per Sq. Ft. Cash Rents per Sq. Ft. per Sq. Ft. Term (Months) Rate YTD Leased Square Feet as of September 30, 2018 7,064 $ 43.38 Acquisitions - JV Partner Buyout 125 43.07 Dispositions (795) 43.75 Redevelopments 46 59.40 Expirations (313) 40.66 Renewals, amendments and extensions 255 45.39 17.1 $ 4.35 $ 7.93 44 73.1% New leases 106 54.78 113.19 15.65 87 Leased Square Feet as of December 31, 2018 6,488 $ 43.97 The Shore South San Francisco, CA 3939

Medical Office

As of and for the quarter ended December 31, 2018, dollars and square feet in thousands

PORTFOLIO BY MARKET[1]

					Square Feet						
					On-campus[2]		Off-campus[3]		Total		
MSA	**Property Count**	**Investment**	**Cash NOI**	**Occupancy %**	**Multi-tenant**	**Single-tenant**	**Multi-tenant**	**Single-tenant**	**Multi-tenant**	**Single-tenant**	**% of Total**
Houston, TX	29	$ 562,479	$ 9,593	93.5	1,185	1,365	287	—	1,472	1,365	15
Dallas, TX	27	563,819	9,363	86.6	1,910	34	328	54	2,238	88	12
Seattle, WA	6	219,990	6,284	93.8	667	—	—	—	667	—	3
Denver, CO	16	283,026	5,428	89.8	1,027	—	35	—	1,062	—	6
Nashville, TN	14	167,677	4,957	93.5	1,289	10	—	—	1,289	10	7
Louisville, KY	11	217,042	4,220	91.9	565	17	447	15	1,013	32	5
Philadelphia, PA	3	367,732	4,011	89.7	697	—	217	90	914	90	5
Greenville, SC	16	295,376	3,931	99.4	232	560	12	52	244	612	4
Salt Lake City, UT	13	148,537	3,425	92.4	434	63	262	7	696	71	4
Phoenix, AZ	13	182,880	3,259	89.6	518	—	207	—	726	—	4
Miami, FL	10	98,620	2,245	87.8	499	—	—	30	499	30	3
San Diego, CA	5	109,930	2,195	97.8	—	176	155	—	155	176	2
Las Vegas, NV	7	124,258	1,807	84.3	536	—	—	—	536	—	3
Kansas City, MO	3	78,718	1,551	96.3	260	—	—	8	260	8	1
San Antonio, TX	4	70,609	1,336	79.5	354	—	—	—	354	—	2
Ogden, UT	9	63,560	1,214	88.8	269	—	13	68	282	68	2
Los Angeles, CA	4	64,376	1,179	89.6	106	—	97	—	202	—	1
Washington, DC	3	65,966	1,012	87.1	55	29	99	—	154	29	1
Sacramento, CA	2	75,069	981	96.0	—	—	29	92	29	92	1
Baltimore, MD	3	31,801	843	98.5	—	63	38	58	38	121	1
Remaining	68	845,339	14,128	96.4	1,614	1,230	384	399	1,999	1,629	19
	266	**$ 4,636,805**	**$ 82,960**	**92.1**	**12,218**	**3,547**	**2,610**	**873**	**14,828**	**4,420**	**100**

(1) Excludes one property that is in Development.
(2) Includes 7.2 million square feet subject to ground leases with average expirations of 56 years and renewal options generally ranging from 10 to 25 years.
(3) Includes medical office buildings that are off-campus, adjacent (within 0.25 miles of a hospital campus) and anchored (50% or more leased by a health system).

40

Medical Office

As of and for the quarter ended December 31, 2018, square feet in thousands

SQUARE FEET BY HEALTH SYSTEM

Health System	Health System Rank[1]	Credit Rating	Square Feet: On-Campus	Anchored[2]	Adjacent[2]	Off-Campus	Total	% of Total	Directly Leased by Health System: % Square Feet	% of Annualized Base Rent
HCA	2	Ba1	7,325	60	236	—	7,621	39.6	16.0	18.3
Memorial Hermann Health System	42	A1	1,576	80	—	—	1,656	8.6	8.8	4.7
Community Health Systems, Inc.	8	Caa3	1,291	51	—	—	1,341	7.0	6.9	4.4
Greenville Health System	60	A2	792	64	—	—	856	4.4	4.5	3.8
Norton Healthcare	120	—	582	15	328	—	926	4.8	3.0	3.1
Jefferson Health	159	A2	697	—	—	—	697	3.6	2.2	2.1
Providence Health & Services	4	Aa3	563	—	—	—	563	2.9	1.4	2.3
Steward Health Care	N/A	—	547	—	—	—	547	2.8	1.6	1.6
Remaining - credit rated			2,056	744	507	—	3,307	17.2		
Non-credit rated			336	226	56	1,117	1,734	9.0		
Total			**15,764**	**1,240**	**1,127**	**1,117**	**19,248**	**100.0**	**44.4**	**40.3**
% of Total			**81.9**	**6.4**	**5.9**	**5.8**				
Total Healthcare Affiliated				**94.2%**						

LEASING ACTIVITY

	Leased Square Feet	Annualized Base Rent Per Sq. Ft.	% Change in Cash Rents[3]	HCP Tenant Improvements per Sq. Ft.	Leasing Costs per Sq. Ft.	Average Lease Term (Months)	Retention Rate YTD
Leased Square Feet as of September 30, 2018	**17,722**	**$ 23.29**					
Dispositions	(25)	16.88					
Expirations	(879)	24.05					
Renewals, amendments and extensions	705	24.74	2.8	$ 8.34	$ 3.47	57	78.4%
New leases	217	25.05		30.50	8.67	69	
Terminations	(9)	22.99					
Leased Square Feet as of December 31, 2018	**17,731**	**$ 23.42**					

(1) Ranked by revenue based on the 2017 *Modern Healthcare's Healthcare Systems Financial Database*. Systems denoted as N/A are not reported.
(2) Denotes whether the medical office building is adjacent (within 0.25 miles) to a hospital campus or anchored (50% or more is leased to a health system).
(3) For comparative purposes, reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.

41

Medical Office

As of and for the quarter ended December 31, 2018, dollars and square feet in thousands

SELECTED LEASE EXPIRATION DATA (NEXT 5 YEARS)

	Total				On-Campus		Off-Campus	
Year	Leased Square Feet	%	Annualized Base Rent	%	Square Feet	Annualized Base Rent	Square Feet	Annualized Base Rent
2019[1]	2,806	16	$ 69,775	17	2,263	$ 56,603	543	$ 13,171
2020	2,444	14	63,355	15	2,063	54,785	381	8,570
2021	1,923	11	48,606	12	1,624	41,259	298	7,347
2022	1,796	10	45,566	11	1,377	34,757	419	10,809
2023	1,530	9	39,366	9	1,252	32,354	278	7,012
Thereafter	7,232	41	148,456	36	6,003	119,889	1,229	28,567
	17,731	**100**	**$ 415,123**	**100**	**14,583**	**$ 339,647**	**3,148**	**$ 75,477**

SAME PROPERTY PORTFOLIO

	4Q17	1Q18	2Q18	3Q18	4Q18
Property Count	224	224	224	224	224
Investment	$ 3,467,368	$ 3,490,524	$ 3,510,161	$ 3,527,620	$ 3,562,223
Square feet	16,276	16,282	16,282	16,266	16,315
Occupancy %	92.3	92.6	92.2	92.3	92.1
Real Estate Revenues	$ 105,475	$ 105,475	$ 106,790	$ 108,441	$ 106,228
Operating Expenses	(37,799)	(37,991)	(38,638)	(40,433)	(37,607)
NOI	**$ 67,676**	**$ 67,484**	**$ 68,152**	**$ 68,008**	**$ 68,621**
Cash Real Estate Revenues	$ 104,668	$ 104,461	$ 105,808	$ 108,010	$ 105,800
Cash Operating Expenses	(37,215)	(37,418)	(38,065)	(39,865)	(37,038)
Cash NOI	**$ 67,453**	**$ 67,043**	**$ 67,742**	**$ 68,145**	**$ 68,762**
			Year-Over-Year Three-Month SPP Growth %		**1.9%**

(1) Includes month-to-month and holdover leases.

42

Other Wholly-owned As of and for the quarter ended December 31, 2018, dollars in thousands LEASED PROPERTIES Facility Facility Property Occupancy EBITDARM EBITDAR Type/Operator Count Investment Cash NOI Beds %(1) CFC(1) CFC(1) Hospitals Acute care 4 $ 342,426 $ 13,931 1,480 43.2 9.75x 9.16x Remaining 10 189,876 5,782 696 48.2 3.45x 3.17x 14 $ 532,302 $ 19,713 2,176 46.2 7.71x 7.23x Post-acute/skilled Wholly-Owned 1 $ 17,909 $ 318 120 93.1 2.08x 1.71x Total Leased Properties 15 $ 550,211 $ 20,031 DEBT INVESTMENTS Weighted Average Interest Maturity in Investment Income Yield Years 620 Terry Development Loan(2) $ 42,037 $ 482 6.5% 4.0 Remaining 40,164 875 8.6% 3.2 Total Debt Investments $ 82,200 $ 1,358 8.0% 3.4 (1) Certain operators in our hospital portfolio are not required under their respective leases to provide operational data. (2) Investment represents fundings under the $115 million participating development loan for the construction of 620 Terry, a $147 million senior housing development located in Seattle. 43

Other Same Property Portfolio - Wholly-owned As of and for the quarter ended December 31, 2018, dollars in thousands OTHER 4Q17 1Q18 2Q18 3Q18 4Q18 Property count 15 15 15 15 15 Investment $ 548,818 $ 549,968 $ 549,987 $ 550,211 $ 550,211 Beds 2,254 2,254 2,258 2,258 2,296 Occupancy %(1) 48.6 47.7 51.2 47.9 46.2 Facility EBITDARM CFC(1) 6.83x 7.11x 7.50x 7.81x 7.71x Facility EBITDAR CFC(1) 6.38x 6.65x 7.03x 7.32x 7.23x Real Estate Revenues $ 21,095 $ 21,684 $ 21,876 $ 22,580 $ 22,440 Operating Expenses (1,226) (1,176) (1,273) (1,336) (1,500) NOI $ 19,869 $ 20,508 $ 20,603 $ 21,244 $ 20,940 Cash Real Estate Revenues $ 20,481 $ 20,994 $ 21,156 $ 21,723 $ 21,588 Cash Operating Expenses (1,226) (1,176) (1,273) (1,336) (1,500) Cash NOI $ 19,255 $ 19,817 $ 19,882 $ 20,387 $ 20,088 Year-Over-Year Three-Month SPP Growth 4.3% (1) Excludes certain operators in our hospital portfolio that are not required under their respective leases to provide operational data and excludes data for one post-acute/skilled property. 44

Other | Unconsolidated JVs[1]

As of and for the quarter ended December 31, 2018, dollars and square feet in thousands

SELECTED FINANCIAL DATA AT 100%	Total	CCRC JV	Other SHOP JVs	U.K. JV	Life Science[2]	Medical Office	Remaining
Joint ventures' Investment	$ 2,314,314	$ 1,488,782	$ 256,105	$ 508,756	$ —	$ 51,095	$ 9,576
Joint ventures' mortgage debt	1,042,231	614,367	140,265	284,778	—	—	2,821
Property count	99	15	10	68	—	3	3
Capacity		7,273 Units	1,048 Units	3,586 Beds		294 Sq. Ft.	360 Beds
Occupancy %		85.7	91.2	88.2		76.0	75.4
Total revenues	$ 129,586	$ 106,482	$ 9,592	$ 10,204	$ 1,227	$ 1,628	$ 453
Operating expenses	(94,236)	(86,173)	(6,901)	—	(359)	(771)	(32)
NOI	**$ 35,350**	**$ 20,309**	**$ 2,691**	**$ 10,204**	**$ 868**	**$ 857**	**$ 421**
Depreciation and amortization	(31,478)	(24,760)	(1,772)	(3,968)	(379)	(528)	(71)
General and administrative expenses	(1,347)	(14)	(15)	(1,255)	(2)	(59)	(2)
Transaction-related items	(1,444)	(1,444)	—	—	—	—	—
Interest expense and other	(11,445)	(6,222)	(1,323)	(3,822)	—	—	(78)
Net income (loss)	**$ (10,364)**	**$ (12,131)**	**$ (419)**	**$ 1,159**	**$ 487**	**$ 270**	**$ 270**
Depreciation and amortization	31,478	24,760	1,772	3,968	379	528	71
FFO	**$ 21,114**	**$ 12,629**	**$ 1,353**	**$ 5,127**	**$ 866**	**$ 798**	**$ 341**
Transaction-related items	1,444	1,444	—	—	—	—	—
FFO as adjusted	**$ 22,558**	**$ 14,073**	**$ 1,353**	**$ 5,127**	**$ 866**	**$ 798**	**$ 341**
Non-refundable Entrance Fee sales, net[3]	9,546	9,546	—	—	—	—	—
Non-cash adjustments to NOI	(1,269)	(508)	28	(786)	(36)	33	—
Non-cash adjustments to net income	816	264	67	483	—	—	2
FAD capital expenditures	(5,878)	(5,382)	(255)	—	(29)	(212)	—
FAD	**$ 25,773**	**$ 17,993**	**$ 1,193**	**$ 4,824**	**$ 801**	**$ 619**	**$ 343**
HCP's SHARE OF UNCONSOLIDATED JVs							
HCP's ownership percentage		49%	45% - 90%	49%	50% - 63%	20% - 67%	80%
HCP's net equity investment[4]	$ 344,789	$ 172,921	$ 58,542	$ 101,736	$ —	$ 10,160	$ 1,430
Mortgage debt[4]	327,618	103,163	84,914	139,541	—	—	—
NOI	17,465	9,951	1,214	5,000	548	415	337
Cash NOI	21,375	14,243	1,239	4,615	521	420	337
Net income (loss)[4]	(2,152)	(3,405)	(525)	1,284	70	207	217
FFO[4]	13,085	8,296	445	3,122	545	404	273
FFO as adjusted[4]	13,793	9,004	445	3,122	545	404	273
FAD[4]	15,338	10,879	373	2,974	503	334	275

(1) Excludes land held for development and includes one senior housing development.
(2) On November 30, 2018, we acquired our partner's ownership interest in the Life Science JVs for $92 million.
(3) Includes $18.3 million related to non-refundable Entrance Fees (net of reserve for early terminations) included in FAD as the fees are collected by our CCRC JV, partially offset by $8.8 million related to non-refundable Entrance Fee amortization recognized on an FFO basis over the estimated stay of the residents. See Entrance Fees in Glossary.
(4) HCP's pro rata share excludes activity related to $193 million of debt funded by HCP at the CCRC JV.

45

Other | Unconsolidated JV Capital

Represents HCP's pro rata share of unconsolidated JVs for the quarter ended December 31, 2018, dollars in thousands

UNCONSOLIDATED JV CAPITAL

	Three Months Ended December 31, 2018	Twelve Months Ended December 31, 2018
FAD capital expenditures	$ 2,870	$ 10,710
Revenue enhancing capital expenditures	3,823	14,016
Tenant improvements - 1st generation	34	36
Lease commissions - Dev/Redev/Acq	—	625
Development	3,818	20,657
Redevelopment	1,961	5,592
Capitalized interest	565	2,437
Total capital expenditures	**$ 13,071**	**$ 54,073**

DEVELOPMENT PROJECTS IN PROCESS

Project	MSA	Property Type	Property Count	Placed in Service	CIP	Cost to Complete	Total at Completion	Units	Project Start	Actual / Estimated Occupancy Initial	Actual / Estimated Occupancy Stabilized
Otay Ranch[(1)]	San Diego, CA	Senior housing	1	$ 25,638	$ —	$ 217	$ 25,855	111	2Q17	4Q18	2Q20
Waldwick	New York, NY	Senior housing	1	—	12,092	11,521	23,613	79	3Q17	2Q19	1Q21
			2	**$ 25,638**	**$ 12,092**	**$ 11,738**	**$ 49,468**	**190**			

LAND HELD FOR DEVELOPMENT

Project	MSA	Property Type	Gross Site Acreage	Estimated Rentable Units	Investment to Date
Oakmont Village	Santa Rosa, CA	Senior housing	3	74	$ 2,333
Brandywine	Philadelphia, PA	Senior housing	8	67	797
			11	**141**	**$ 3,130**

(1) Otay Ranch was completed and placed in service during the quarter ended December 31, 2018.

46

Other CCRC JV Dollars in thousands, except REVPOR CCRC JV 4Q17 1Q18 2Q18 3Q18 4Q18 Property count 15 15 15 15 15 Units 7,250 7,257 7,262 7,268 7,273 Occupancy % 85.7 86.4 85.8 85.5 85.7 REVPOR(1) $ 5,153 $ 5,099 $ 5,132 $ 5,188 $ 5,206 HCP's SHARE OF CCRC JV Investment $ 709,625 $ 713,996 $ 718,920 $ 723,044 $ 729,503 Cash Real Estate Revenues excluding Cash NREFs, net $ 47,063 $ 46,982 $ 46,983 $ 47,370 $ 47,682 Cash NREFs, net(2) 9,892 6,235 7,186 10,299 8,687 Cash Operating Expenses (41,103) (40,916) (40,980) (42,095) (42,126) Cash NOI $ 15,852 $ 12,300 $ 13,189 $ 15,574 $ 14,243 Margin % including NREFs, net 27.7 23.0 24.2 26.8 25.1 Year-Over-Year Three-Month Growth (10.2%) (1) The 3-month average Cash Rental and Operating Revenues per occupied unit excluding Cash NREFs, net for the period presented. (2) Represents non-refundable entrance fees, net of a 15% reserve for statutory refunds due to early terminations and related management fees. See Entrance Fees in Glossary. 47

2019 Guidance

Projected full year 2019, dollars in millions, except per share amounts

	Full Year 2019 Guidance (February 13, 2019)
Net income, FFO and FFO as Adjusted per Share Guidance	
Diluted earnings per common share	$0.45 - $0.51
Diluted NAREIT FFO per common share	$1.67 - $1.73
Diluted FFO as adjusted per common share	$1.70 - $1.76
Annualized dividend per share	$1.48
Year-Over-Year SPP Cash NOI Guidance	
Total Portfolio	1.25% - 2.75%
Other Supplemental Information - Cash Addition (Reduction)	
Amortization of deferred compensation	$14 - $16
Amortization of deferred financing costs	$11 - $15
Straight-line rents	($25) - ($31)
FAD capital expenditures	($95) - ($110)
CCRC Entrance Fees, net	$12 - $16
Deferred income taxes	($12) - ($18)
Other FAD adjustments - primarily JV FAD Capital	($3) - ($7)
Capital Expenditures (excluding FAD Capital Expenditures)[1]	
1st generation tenant improvements / ICE	$55 - $70
Casualty related capital	$5 - $10
Revenue enhancing	$70 - $85
Development and Redevelopment	$600 - $700
Development loan funding[2]	$55 - $65
Other Items	
Interest income	$6 - $10
General and administrative	$84 - $89
Interest expense	$215 - $235
HCP's Share of Unconsolidated JVs Cash NOI	$75 - $83
HCP's Share of Unconsolidated JVs FFO	$48 - $56

Additional 2019 Guidance Assumptions

- The components to initial Total Portfolio year-over-year SPP Cash NOI Guidance are provided below:

	FY 2019 Cash SPP		
Senior housing	(1.50%)	–	1.50%
Life science	4.00%	–	5.00%
Medical office	1.75%	–	2.75%
Other	2.00%	–	3.00%

- Senior Housing SPP Cash NOI: Includes triple-net and SHOP. At the mid-point, assumes triple-net portfolio growth of 2% and SHOP growth of (5%). SHOP includes both Core and Transition portfolios

Transactional (Mid-Year Convention)

- Acquisitions: $900 million of acquisitions at a blended cash yield of 5.0% to 5.5%
- Dispositions: $500 million of proceeds from asset sales at a blended cash yield of 6.5% to 7.5%

Capital Markets (Mid-Year Convention)

- Debt - Refinance: $800 million 2020 bonds
- Equity: approximately $430 million from the anticipated settlement of the equity forward from our December 2018 follow-on offering

(1) Includes HCP's Share of Unconsolidated JVs.
(2) Represents fundings under the $115 million participating development loan for the construction of 620 Terry, a $147 million senior housing development located in Seattle.

48

Glossary

Adjusted Fixed Charge Coverage*

Adjusted EBITDA divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and our ability to meet interest payments on our outstanding debt and pay dividends to our preferred stockholders, if applicable. Our various debt agreements contain covenants that require us to maintain ratios similar to Adjusted Fixed Charge Coverage, and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain of our debt instruments. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDA and Fixed Charges.

Annualized Base Rent

The most recent month's (or subsequent month's if acquired in the most recent month) base rent including additional rent floors, cash income from DFLs and/or interest income annualized for 12 months. Annualized Base Rent excludes properties in our SHOP and properties sold or held for sale during the quarter. Further, Annualized Base Rent does not include tenant recoveries, additional rents in excess of floors and non-cash revenue adjustments (i.e., straight-line rents, amortization of market lease intangibles, DFL non-cash interest and deferred revenues). We use Annualized Base Rent for the purpose of determining Lease Expirations and Debt Investment Maturities.

Cash Flow Coverage ("CFC")*

Facility EBITDAR or Facility EBITDARM divided by the aggregate of base rent and any additional rent due to us for the trailing 12-month period one quarter in arrears from the period presented. CFC is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not HCP) to meet the operator's/tenant's related rent and other obligations to us. However, CFC is subject to the same limitations and qualifications as Facility EBITDAR or Facility EBITDARM. CFC is not presented for: (i) properties operated under a RIDEA structure; or (ii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful.

Cash Operating Expenses*

Cash Operating Expenses represents property level operating expenses (which exclude transition costs) after eliminating the effects of straight-line rents, lease termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee expense.

Cash Real Estate Revenues*

Cash Real Estate Revenues represents rental and related revenues, resident fees and services and income from DFLs after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, lease termination fees and the impact of deferred community fee income.

Completion Date - Development/Redevelopment

For Developments, management's estimate of the period the core and shell structure improvements are expected to be or have been completed. For Redevelopments, management's estimate of the period in which major construction activity in relation to the scope of the project has been or will be substantially completed and excludes the completion of tenant improvements.

Consolidated Debt

The carrying amount of bank line of credit and term loans, senior unsecured notes, mortgage debt and other debt, as reported in our consolidated financial statements.

Consolidated Gross Assets*

The carrying amount of total assets, excluding investments in and advances to our unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in our consolidated financial statements. Consolidated Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Consolidated Secured Debt

Mortgage and other debt secured by real estate, as reported in our consolidated financial statements.

Continuing Care Retirement Community ("CCRC")

A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing).

Debt Investments

Loans secured by a direct interest in real estate and mezzanine loans.

Development

Includes ground-up construction. Newly completed developments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service.

Direct Financing Lease ("DFL")

Lease for which future minimum lease payments are recorded as a receivable and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.

EBITDA and Adjusted EBITDA*

Earnings before interest, taxes, depreciation and amortization to HCP. Adjusted EBITDA is defined as EBITDA excluding impairments (recoveries), gains or losses from sales of depreciable and non-depreciable property, transaction-related items, prepayment costs (benefits) associated with early retirement or payment of debt, severance and related charges, litigation costs (recoveries), losses (gains) upon consolidation and deconsolidation, casualty-related charges (recoveries) and foreign currency remeasurement losses (gains). EBITDA and Adjusted EBITDA include our pro rata share of our unconsolidated JVs presented on the same basis.

Enterprise Debt*

Consolidated Debt plus our pro rata share of total debt from our unconsolidated JVs. Enterprise Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

49

Glossary

Enterprise Gross Assets*

Consolidated Gross Assets plus our pro rata share of total gross assets from our unconsolidated JVs, after adding back accumulated depreciation and amortization. Enterprise Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Enterprise Secured Debt*

Consolidated Secured Debt plus our pro rata share of mortgage debt from our unconsolidated JVs. Enterprise Secured Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of Enterprise Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

Entrance Fees

Certain of our communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For net income, NOI and NAREIT FFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. For Cash NOI and FAD, the non-refundable entrance fees are recognized upon receipt, net of a reserve for statutory refunds due to early terminations. The refundable portion of a resident's entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as liabilities.

Facility EBITDAR and Facility EBITDARM*

Earnings before interest, taxes, depreciation, amortization and rent (and management fees), as applicable, for a particular facility accruing to the operator/tenant of the property (HCP as lessor), for the trailing 12 months and one quarter in arrears from the date reported. We use Facility EBITDAR or Facility EBITDARM in determining CFC and as a supplemental measure of the ability of the property to generate sufficient liquidity to meet related obligations to us. Facility EBITDAR includes: (i) contractual management fees; (ii) an imputed management fee of 5% of revenues for senior housing facilities and post-acute/skilled facilities, or (iii) an imputed management fee of 2% of revenues for hospitals. All facility financial performance data was derived solely from information provided by operators/tenants without independent verification by us. Facility EBITDAR and Facility EBITDARM are subject to the same limitations and qualifications as EBITDA. In addition, Facility EBITDAR and Facility EBITDARM do not represent a borrower's net income or cash flow from operations and should not be considered alternatives to those indicators. Facility EBITDAR and Facility EBITDARM are not presented for: (i) properties operated under a RIDEA structure; or (ii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful.

Financial Leverage*

Enterprise Debt divided by Enterprise Gross Assets. Financial Leverage is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Fixed Charges*

Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges also includes our pro rata share of the interest expense plus capitalized interest plus preferred stock dividends (if applicable) of our unconsolidated JVs. Fixed Charges is a supplemental measure of our interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations.

Funds Available for Distribution ("FAD")*

See the "Funds Available for Distribution" definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding FAD.

Funds From Operations ("NAREIT FFO") and FFO as Adjusted*

See the "Funds From Operations" definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding NAREIT FFO and FFO as adjusted.

HCP's Share of Unconsolidated JVs

HCP's pro rata share information is prepared on a basis consistent with the comparable consolidated amounts by applying our actual ownership percentage for the period, and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio.

Healthcare Affiliated

Represents properties that are on-campus or adjacent to a healthcare system and properties that are leased 50% or more to a healthcare system.

Initial Capital Expenditures ("ICE")

Expenditures required to bring a newly acquired property up to standard. The expenditures are typically identified during underwriting and incurred within the first year of ownership.

Investment and Portfolio Investment*

Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization; and (ii) the carrying amount of DFLs and Debt Investments. Portfolio Investment also includes our pro rata share of the real estate assets and intangibles held in our unconsolidated JVs, presented on the same basis as Investment, less the value attributable to refundable Entrance Fee liabilities. Investment and Portfolio Investment exclude land held for development.

Metropolitan Statistical Areas ("MSA")

Metropolitan Statistical Areas are geographic entities delineated by the Office of Management and Budget for use by Federal Statistical agencies in collecting, tabulating, and publishing Federal statistics. A metro area contains a core urban area of 50,000 or more population, consists of one or more counties and includes the counties containing the core urban area, as well as any adjacent counties that have a high degree of social and economic integration (as measured by commuting to work) with the urban core.

50

Glossary

Net Debt*

Enterprise Debt less the carrying amount of cash and cash equivalents as reported in our consolidated financial statements and our pro rata share of cash and cash equivalents from our unconsolidated JVs. Net Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Net Debt to Adjusted EBITDA*

Net Debt divided by Adjusted EBITDA is a supplemental measure of our ability to decrease our debt. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations.

Net Operating Income from Continuing Operations ("NOI") and Cash NOI*

NOI is defined as real estate revenues (inclusive of rental and related revenues, resident fees and services, and income from direct financing leases), less property level operating expenses (which exclude transition costs); NOI excludes all other financial statement amounts included in net income (loss). Cash NOI is calculated as NOI after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee income and expense.

Occupancy

For life science facilities and medical office buildings, Occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to-month leases, as of the end of the period reported. For senior housing triple-net facilities, post-acute/skilled facilities and hospitals, Occupancy represents the facilities' average operating Occupancy for the trailing three-month period ended one quarter in arrears from the date reported. For SHOP properties, Occupancy represents the facilities' average operating Occupancy for the most recent calendar quarter (year-to-date for year-to-date SPP) available weighted to reflect HCP's share. The percentages are calculated based on units for senior housing facilities and available beds for post-acute/skilled facilities and hospitals. The percentages shown exclude newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant period, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by us.

Penetration Rate

Reflects the number of available senior housing units as a percentage of total population age 80 and older. This measurement is an indicator of market demand for new development and expansion projects.

Pooled Leases

Two or more leases to the same operator/tenant or their subsidiaries under which their obligations are combined by virtue of cross default protection, a pooling agreement or multiple pooling agreements, or cross-guaranties.

Portfolio Income*

Cash NOI plus interest income plus our pro rata share of Cash NOI from our unconsolidated JVs.

Real Estate Revenues*

Includes rental related revenues, tenant recoveries, resident fees and services and income from DFLs.

Redevelopment

Properties that incur major capital expenditures to significantly improve, change the use, or reposition the property pursuant to a formal redevelopment plan. Newly completed redevelopments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service.

Retention Rate

The ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of the lease.

REVPOR SHOP*

The 3-month average Cash Real Estate Revenues per occupied unit for the most recent period available. REVPOR SHOP excludes newly completed assets under lease-up, assets sold, acquired or transitioned to a new operating structure (such as triple-net to SHOP) during the relevant period, assets in redevelopment, and assets that experienced a casualty event that significantly impacted operations.

REVPOR Triple-net

The 3-month average facility revenue per occupied unit, one quarter in arrears from the period presented. Facility revenue consists primarily of resident rents generated at triple-net communities, which are not included in our financial results. Facility revenues are derived solely from information provided by operators/tenants without independent verification by us. REVPOR Triple-net excludes vacant facilities, newly completed assets under lease-up, assets sold, acquired or transitioned to a new operating structure (such as triple-net to SHOP) during the relevant period.

RIDEA

A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility.

Same Property Portfolio ("SPP")*

SPP NOI and Adjusted (Cash) NOI information allows us to evaluate the performance of our property portfolio under a consistent population by eliminating changes in the composition of our consolidated portfolio of properties. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis. Properties are included in SPP once they are stabilized for the full period in both comparison periods. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a transition from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. A property is removed from SPP when it is classified as held for sale, sold, placed into redevelopment, experiences a casualty event that significantly impacts operations or changes its reporting structure (such as triple-net to SHOP).

51

Glossary Secured Debt Ratio* Enterprise Secured Debt divided by Enterprise Gross Assets. Secured Debt Ratio is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Square Feet (Sq. Ft.) The square footage for properties, excluding square footage for development or redevelopment properties prior to completion. Stabilized / Stabilization Newly acquired operating assets are generally considered Stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered Stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a transition from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. Total Market Equity The total number of outstanding shares of our common stock multiplied by the closing price per share of our common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of our common stock on the New York Stock Exchange as of period end (adjusted for stock splits). Units/Square Feet/Beds Senior housing facilities are measured in available units (e.g., studio, one or two bedroom units). Life science facilities and medical office buildings are measured in square feet. Post-acute/skilled facilities and hospitals are measured in available beds. * Non-GAAP Supplemental Measures Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this report can be found at http://ir.hcpi.com/financial-reconciliation. 52

Adjusted EBITDA and Adjusted Debt Ratios Fixed Charge Coverage Dollars in thousands NET INCOME TO ADJUSTED EBITDA Three Months Ended Twelve Months Ended December 31, 2018 December 31, 2018 Net income (loss) $ 834,383 $ 1,073,474 Interest expense 54,717 266,343 Income tax expense (benefit) (2,935) (17,854) Depreciation and amortization 130,759 549,499 Other real estate-related depreciation and amortization 2,071 6,977 HCP’s share of unconsolidated JV: Interest expense 4,046 11,697 Income tax expense (benefit) (35) 266 Depreciation and amortization 15,237 63,967 Other JV adjustments (662) (2,480) EBITDA $ 1,037,581 $ 1,951,889 Loss (gain) on sales of real estate, net (763,774) (925,985) Loss (gain) upon consolidation of real estate, net (50,171) (8,007) Impairments (recoveries) of depreciable real estate, net 32,803 44,343 Transaction-related items 2,416 11,029 Other impairments (recoveries) and losses (gains), net 3,277 7,619 Severance and related charges 595 13,906 Loss on debt extinguishments 263 44,162 Litigation costs (recoveries) 323 363 Foreign currency remeasurement losses (gains) 72 (35) Adjusted EBITDA $ 263,385 $ 1,139,284 ADJUSTED FIXED CHARGE COVERAGE Interest expense 54,717 266,343 Capitalized interest 7,287 21,056 HCP’s share of unconsolidated JV interest expense and capitalized interest 4,249 12,143 Fixed Charges $ 66,253 $ 299,542 Adjusted Fixed Charge Coverage 4.0x 3.8x 53

Debt Ratios As of and for the quarter ended December 31, 2018, dollars in thousands ENTERPRISE DEBT AND NET DEBT December 31, 2018 Bank line of credit(1) $ 80,103 Term loans — Senior unsecured notes 5,258,550 Mortgage debt 138,470 Other debt 90,785 Consolidated Debt $ 5,567,908 HCP's share of unconsolidated JV mortgage debt 327,618 HCP's share of unconsolidated JV other debt 173,151 Enterprise Debt $ 6,068,677 Cash and cash equivalents (110,790) HCP's share of unconsolidated JV cash and cash equivalents (21,384) Net Debt $ 5,936,503 FINANCIAL LEVERAGE December 31, 2018 Enterprise Debt $ 6,068,677 Enterprise Gross Assets 16,728,957 Financial Leverage 36.3% SECURED DEBT RATIO December 31, 2018 Mortgage debt $ 138,470 (1) Includes £55 million translated into USD. HCP's share of unconsolidated JV mortgage debt 327,618 (2) Represents the current quarter Adjusted EBITDA multiplied Enterprise Secured Debt $ 466,088 by a factor of four. Enterprise Gross Assets 16,728,957 Secured Debt Ratio 2.8% NET DEBT TO ADJUSTED EBITDA Three Months Ended Twelve Months Ended December 31, 2018 December 31, 2018 Net Debt $ 5,936,503 $ 5,936,503 Adjusted EBITDA 1,053,540 (2) 1,139,284 Net Debt to Adjusted EBITDA 5.6x 5.2x 54

COMPANY

Information

BOARD OF DIRECTORS

BRIAN G. CARTWRIGHT
Chairman of the Board, HCP, Inc.
Former General Counsel
U.S. Securities and Exchange Commission

THOMAS M. HERZOG
President and Chief Executive Officer, HCP, Inc.

CHRISTINE N. GARVEY
Former Global Head of Corporate
Real Estate Services, Deutsche Bank AG

R. KENT GRIFFIN, JR.
Former President and Chief Operating Officer,
BioMed Realty Trust, Inc.

DAVID B. HENRY
Former Vice Chairman and Chief Executive Officer,
Kimco Realty Corporation

LYDIA H. KENNARD
President and Chief Executive Officer,
KDG Construction Consulting

PETER L. RHEIN
Partner,
Sarlot & Rhein

KATHERINE M. SANDSTROM
Advisor,
Heitman, LLC

JOSEPH P. SULLIVAN
Chairman Emeritus, Board of Advisors,
RAND Health; Former Chief Executive Officer,
American Health Properties, Inc.

EXECUTIVE MANAGEMENT

THOMAS M. HERZOG
President and Chief Executive Officer

SCOTT M. BRINKER
Executive Vice President
Chief Investment Officer

THOMAS M. KLARITCH
Executive Vice President
Chief Operating Officer
Chief Development Officer

TROY E. MCHENRY
Executive Vice President
General Counsel and Corporate Secretary

PETER A. SCOTT
Executive Vice President
Chief Financial Officer

SHAWN G. JOHNSTON
Executive Vice President
Chief Accounting Officer

GLENN T. PRESTON
Executive Vice President
Medical Office Properties

KENDALL K. YOUNG
Executive Vice President
Senior Housing Properties

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Madison Medical Tower Forward-Looking Statements Seattle, WA & Risk Factors Statements contained in this supplemental report which are not historical facts are "forward- looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward- looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, joint venture transactions, capital recycling plans, financing activities, or other transactions, including with respect to timing, outcomes and other details; (ii) portfolio diversification, operator/tenant concentration, and facility EBITDARM and EBITDAR CFC on a pro forma basis; (iii) future new supply and demographics; and (iv) the Company’s 2019 guidance and assumptions with respect thereto. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this supplemental report, and such forward- looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: the Company’s reliance on a concentration of a small number of tenants and operators for a significant percentage of its revenues and net operating income; the financial condition of the Company’s existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding the Company’s ability to continue to realize the full benefit of such tenants’ and operators’ leases and borrowers’ loans; the ability of the Company’s existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to the Company and the Company’s ability to recover investments made, if applicable, in their operations; the Company’s concentration in the healthcare property sector, particularly in senior housing, life sciences and medical office buildings, which makes its profitability more vulnerable to a downturn in a specific sector than if the Company were investing in multiple industries; operational risks associated with third party management contracts, including the additional regulation and liabilities of RIDEA lease structures; the effect on the Company and its tenants and operators of legislation, executive orders and other legal requirements, including compliance with the Americans with Disabilities Act, fire, safety and health regulations, environmental laws, the Affordable Care Act, licensure, certification and inspection requirements, and laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements or fines for noncompliance; the Company’s ability to identify replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith; the risks associated with property development and redevelopment, including costs above original estimates, project delays and lower occupancy rates and rents than expected; the potential impact of uninsured or underinsured losses; the risks associated with the Company’s investments in joint ventures and unconsolidated entities, Continued 56

65 Hayden Forward-Looking Statements Boston, MA & Risk Factors (continued) including its lack of sole decision making authority and its reliance on its partners’ financial condition and continued cooperation; competition for the acquisition and financing of suitable healthcare properties as well as competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; the Company’s ability to achieve the benefits of acquisitions or other investments within expected time frames or at all, or within expected cost projections; the potential impact on the Company and its tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect the Company’s costs of compliance or increase the costs, or otherwise affect the operations, of its tenants and operators; the Company’s ability to foreclose on collateral securing its real estate-related loans; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in the Company’s credit ratings, and the value of its common stock, and other conditions that may adversely impact the Company’s ability to fund its obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic and other conditions, including currency exchange rates; the Company’s ability to manage its indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; the Company’s reliance on information technology systems and the potential impact of system failures, disruptions or breaches; the Company’s ability to maintain its qualification as a real estate investment trust; and other risks and uncertainties described from time to time in the Company’s Securities and Exchange Commission (SEC) filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made. The information in this supplemental report should be read in conjunction with the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8- K and other information filed with the SEC. The Reporting Definitions (and Reconciliations of Non-GAAP Financial Measures) are an integral part of the information presented herein. You can access these documents on the Company’s website, www.hcpi.com, free of charge, as well as amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on the Company’s website is not incorporated by reference into, and should not be considered a part of, this supplemental report. In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC at www.sec.gov. This supplemental report also includes market and industry data that the Company has obtained from market research, publicly available information and industry publications. The accuracy and completeness of such information are not guaranteed. The market and industry data is often based on industry surveys and preparers’ experience in the industry. Similarly, although the Company believes that the surveys and market research that others have performed are reliable, it has not independently verified this information. For more information, contact Andrew Johns, Vice President - Investor Relations, at (949) 407-0400. 57

CORPORATE HEADQUARTERS SAN FRANCISCO OFFICE NASHVILLE OFFICE 1920 MAIN STREET, SUITE 1200 950 TOWER LANE, SUITE 1650 3000 MERIDIAN BOULEVARD, SUITE 200 IRVINE, CA 92614 FOSTER CITY, CA 94404 FRANKLIN, TN 37067 (949) 407-0700 58